EXHIBIT 4.5

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (this “Agreement”) is dated as of May 24, 2012, and entered into by and between WELLS FARGO BANK, N.A., a national banking association, in its capacity as agent under the ABL Documents, including its successors and assigns in such capacity from time to time (“ABL Agent”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as administrative agent under the Term Loan Documents, including its successors and assigns in such capacity from time to time (“Term Loan Agent”).

RECITALS

Unifi, Inc., a New York corporation (“Parent”), and certain of its domestic Subsidiaries, as co-borrowers (collectively “Borrowers”, and each a “Borrower”), the lenders party thereto, and ABL Agent, have entered into that certain Credit Agreement dated as of the date hereof (the “ABL Credit Agreement”) providing for a revolving credit facility pursuant to which such lenders have or may, from time to time, make loans and provide other financial accommodations to Borrowers.  The obligation of Borrowers to repay such loans and other financial accommodations under the ABL Credit Agreement is guaranteed by the Subsidiaries of Parent identified in or at any time hereafter a party to the ABL Security Agreement (as defined below) as guarantors (such Subsidiaries, the “Guarantors”);

Borrowers, the lenders party thereto, and Term Loan Agent, have entered into that certain Credit Agreement dated as of the date hereof (the “Term Loan Credit Agreement”) pursuant to which such lenders have agreed to make term loans to Borrowers.  The obligation of Borrowers to repay such term loans under the Term Loan Credit Agreement is guaranteed by the Guarantors;

The obligations of Borrowers and the Guarantors under the ABL Documents are to be secured (a) on a first priority basis by Liens on the ABL Priority Collateral, and (b) on a second priority basis by Liens on the Term Loan Priority Collateral;

The obligations of Borrowers and the Guarantors under the Term Loan Documents are to be secured (a) on a first priority basis by Liens on the Term Loan Priority Collateral, and (b) on a second priority basis by Liens on the ABL Priority Collateral; and

ABL Agent, for itself and on behalf of the ABL Claimholders, and Term Loan Agent, for itself and on behalf of the Term Loan Claimholders, desire to enter into this Agreement to (a) confirm the relative priority of their respective security interests in the assets of Borrowers and the Guarantors, (b) provide for the application, in accordance with such priorities, of proceeds of such assets and properties, and (c) address certain other matters.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.  Definitions; Rules of Construction.

1.1           Defined Terms.  Any terms (whether capitalized or lower case) used in this Agreement that are defined in the UCC shall be construed and defined as set forth in the UCC unless otherwise defined herein; provided, that to the extent that the UCC is used to define any term used herein and if such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 of the UCC shall govern.  As used in the Agreement, the following terms shall have the following meanings:

 “ABL Agent” has the meaning set forth in the preamble to this Agreement.

 “ABL Cash Collateral” has the meaning set forth in Section 6.2(a).

“ABL Claimholders” means, as of any date of determination, the holders of the ABL Debt at that time, including (a) ABL Agent, (b) the ABL Lenders, and (c) the Bank Product Providers.

“ABL Collateral” means all of the assets of each and every Grantor, whether real, personal or mixed, with respect to which a Lien is granted (or purported to be granted) as security for any ABL Debt, including all proceeds and products thereof.

“ABL Collateral Documents” means the ABL Security Agreement, the ABL Mortgages, and any other agreement, document, or instrument pursuant to which a Lien is granted (or purported to be granted) securing any ABL Debt or under which rights or remedies with respect to such Liens are governed.

“ABL Credit Agreement” has the meaning set forth in the recitals to this Agreement.

“ABL Debt” means all Obligations (as that term is defined in the ABL Credit Agreement) and all other amounts owing, due, or secured under the terms of the ABL Credit Agreement or any other ABL Document, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, obligations with respect to loans, Letters of Credit, Bank Product Obligations, obligations to provide cash collateral in respect of Letters of Credit or Bank Product Obligations or indemnities in respect thereof, any other indemnities or guarantees, and all other amounts payable under or secured by any ABL Document (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Grantor, or that would have accrued or become due under the terms of the ABL Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding), in each case whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.  For the avoidance of doubt, ABL Debt shall include any and all of the foregoing Obligations and other amounts regardless of whether such Obligations and amounts exceed any cap or limitation on such Obligations and amounts contained in the Term Loan Documents, whether as a result of Extraordinary Advances or otherwise, and such excess Obligations and other amounts shall have the same priority and otherwise be treated the same as other ABL Debt under this Agreement.

“ABL Default” means any “Event of Default”, as such term is defined in any ABL Document.

“ABL Default Disposition” has the meaning set forth in Section 5.1(g).

“ABL Diminution Amount” means, as of any date of determination, the amount of any decrease in value of the ABL Priority Collateral that is entitled to adequate protection from and after the date of the commencement of any Insolvency Proceeding.

“ABL Deficiency Claim” means any portion of the ABL Debt consisting of an allowed unsecured claim under Section 506(a) of the Bankruptcy Code (or any similar provision under any other law governing an Insolvency Proceeding).

“ABL DIP Financing” has the meaning set forth in Section 6.2(a).

“ABL DIP Financing Conditions” means (a) that (i) Term Loan Agent retains its Liens with respect to the Collateral that existed as of the date of the commencement of the applicable Insolvency Proceeding (including proceeds thereof arising after the commencement of such Insolvency Proceeding), (ii) as to the Term Loan Priority Collateral that existed as of the date of the commencement of such Insolvency Proceeding (including proceeds thereof arising after such commencement of the Insolvency Proceeding), Term Loan Agent’s Liens with respect to such Collateral remain senior and prior to the Liens (inclusive of any Liens securing the ABL DIP Financing) of ABL Agent with respect to such Collateral, and (iii) as to Term Loan Priority Collateral acquired by the applicable Grantor after the commencement of such Insolvency Proceeding (excluding proceeds of Term Loan Priority Collateral existing prior to the commencement of applicable Insolvency Proceeding), either (A) neither the ABL Claimholders nor the Term Loan Claimholders obtain a Lien with respect to such Collateral, or (B) if a Lien with respect to such Collateral is granted to secure the ABL DIP Financing, then Term Loan Agent obtains a Lien with respect to such Collateral and the Liens with respect to such Collateral securing the ABL DIP Financing are junior and subordinate to the Liens of Term Loan Agent with respect to such Collateral, (b) that the proposed ABL Cash Collateral use or ABL DIP Financing does not compel any Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the ABL Cash Collateral order or ABL DIP Financing documentation, as applicable, and (c) that the ABL DIP Financing is otherwise subject to the terms of this Agreement.

“ABL Documents” means the ABL Collateral Documents, the ABL Credit Agreement, and each of the other Loan Documents (as that term is defined in the ABL Credit Agreement).

“ABL Lenders” means the “Lenders” as that term is defined in the ABL Credit Agreement (including the Issuing Lender and the Swing Lender (as those terms are defined in the ABL Credit Agreement)).

 “ABL Mortgages” means each mortgage, deed of trust, and other document or instrument under which any Lien on real property or fixtures owned or leased by any Grantor is granted to secure any ABL Debt or under which rights or remedies with respect to any such Liens are governed.

“ABL Priority Collateral” means all now owned or hereafter acquired ABL Collateral that does not constitute Term Loan Priority Collateral (including, for the avoidance of doubt, any such assets that, but for the application of Section 552 of the Bankruptcy Code (or any provision of any other Bankruptcy Law), would constitute ABL Priority Collateral).

“ABL Secured Claim” means any portion of the ABL Debt not constituting an ABL Deficiency Claim.

“ABL Security Agreement” means the “Guaranty and Security Agreement” as that term is defined in the ABL Credit Agreement.

“Agent” means ABL Agent or Term Loan Agent, as the context requires.

“Agreement” has the meaning set forth in the preamble hereto.

“Bank Product Agreements” means the “Bank Product Agreements,” as that term is defined in the ABL Credit Agreement.

“Bank Product Obligations” means the “Bank Product Obligations,” as that term is defined in the ABL Credit Agreement.

“Bank Product Providers” means the “Bank Product Providers,” as that term is defined in the ABL Credit Agreement.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state, or foreign law for the relief of debtors or affecting creditors’ rights generally.

“Books” means books and records of each Grantor (including each Grantor’s Records indicating, summarizing, or evidencing such Grantor’s assets (including the Collateral) or liabilities, each Grantor’s Records relating to such Grantor’s business operations or financial condition, including customer lists, invoices, credit memos, purchase and file orders, and each Grantor’s goods or general intangibles related to such items).

“Borrowers” has the meaning set forth in the recitals to this Agreement.

“Business Day” means any day other than a Saturday, Sunday, or day on which banks in New York City and Atlanta, Georgia are authorized or required by law to close.

“Claimholders” means the ABL Claimholders and the Term Loan Claimholders, or any one of them.

“Collateral” means all of the assets of each and every Grantor, whether real, personal or mixed, constituting ABL Collateral or Term Loan Collateral.

“Collateral Documents” means the ABL Collateral Documents or the Term Loan Collateral Documents, as the context requires.

“Debt” means the ABL Debt or the Term Loan Debt, as the context requires.

“Disposition” or “Dispose” means the sale, assignment, transfer, license, lease (as lessor), exchange, or other disposition (including any sale and leaseback transaction) of any property by any person (or the granting of any option or other right to do any of the foregoing).

“Enforcement Action” means

(a)           the taking of any action to enforce any Lien in respect of the Collateral, including the institution of any foreclosure proceedings or the noticing of any public or private sale or other disposition pursuant to Article 9 of the UCC or other applicable law, or the taking of any action in an attempt to vacate or obtain relief from a stay or other injunction restricting any other action described in this definition,

(b)           the exercise of any right or remedy provided to a secured creditor under the ABL Documents or the Term Loan Documents (including, in either case, any delivery of any notice to seek to obtain payment directly from any account debtor of any Grantor or any depositary bank, securities intermediary, or other person obligated on any Collateral of any Grantor, the taking of any action or the exercise of any right or remedy in respect of the Collateral, or the exercise of any right of setoff or recoupment with respect to obligations owed to any Grantor), under applicable law, at equity, in an Insolvency Proceeding or otherwise, including the acceptance of Collateral in full or partial satisfaction of an obligation,

(c)           the Disposition of all or a material portion of the Collateral, by private or public sale or any other means,

(d)           the solicitation of bids from third parties to conduct the Disposition of all or a material portion of the Collateral to the extent undertaken and being diligently pursued in good faith to consummate the Disposition of such Collateral within a commercially reasonable time,

(e)           the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third parties for the purpose of valuing, marketing, or Disposing of all or a material portion of the Collateral to the extent undertaken and being diligently pursued in good faith to consummate the Disposition of such Collateral within a commercially reasonable time,

(f)           the exercise of any other enforcement right relating to the Collateral (including the exercise of any voting rights relating to any Equity Interests composing a portion of the Collateral) whether under the ABL Documents, the Term Loan Documents, under applicable law of any jurisdiction, in equity, in an Insolvency Proceeding, or otherwise (including the commencement of applicable legal proceedings or other actions with respect to all or any material portion of the Collateral to facilitate the actions described in the preceding clauses), and

(g)           the pursuit of ABL Default Dispositions or Term Loan Default Dispositions relative to all or a material portion of the Collateral to the extent undertaken and being diligently pursued in good faith to consummate the Disposition of such Collateral within a commercially reasonable time; provided, that notwithstanding the foregoing clauses (a)-(g), the following shall not constitute an “Enforcement Action”: (i) the establishment of borrowing base reserves, excluding assets from the Borrowing Base, or the establishment of other terms or conditions for revolving loans or letters of credit, (ii) the changing of advance rates or advance sublimits, (iii) the imposition of a default rate or a late fee, (iv) the taking of any action in connection with the attempt to receive, or the receipt of Ordinary Course Collections, (v) the suspension or termination of the commitments to lend under the ABL Documents, including upon the occurrence of a default or the existence of an overadvance, (vi) the filing of a proof of claim in any Insolvency Proceeding, (vii) the consent by ABL Agent to the Disposition by any Grantor of any of the ABL Priority Collateral (other than in connection with liquidation of the ABL Priority Collateral at the request of ABL Agent), and (viii) the acceleration of the Term Loan Debt or the ABL Debt.

“Enforcement Notice” means a written notice delivered by either ABL Agent or Term Loan Agent to the other stating (a) that an ABL Default or a Term Loan Default, as applicable, has occurred and is continuing under the ABL Credit Agreement or the Term Loan Credit Agreement, as applicable, and specifying the nature of the relevant event of default, and (b) that an Enforcement Period has commenced with respect to the applicable Priority Collateral.

“Enforcement Period” means the period of time following the receipt by either ABL Agent or Term Loan Agent of an Enforcement Notice from the other and continuing until the earliest of (a) in case of an Enforcement Period commenced by Term Loan Agent, the Payment in Full of Term Loan Debt, (b) in the case of an Enforcement Period commenced by ABL Agent, the Payment in Full of ABL Debt, or (c) ABL Agent or Term Loan Agent (as applicable) terminates, or agrees in writing to terminate, the Enforcement Period (including in connection with a waiver or cure of the event of default that gave rise to such Enforcement Notice).

“Equity Interests” means the “Equity Interests” as that term is defined in the ABL Credit Agreement.

“Excluded Collateral” means (a) any assets described as “Excluded Collateral” in the ABL Security Agreement and the Term Loan Security Agreement, and (b) any other assets of any Grantor, whether real, personal, or mixed, with respect to which a Lien is not granted (and not purported to be granted) as security for the ABL Debt or the Term Loan Debt (excluding, for the avoidance of doubt, any asset that, but for the application of Section 552 of the Bankruptcy Code (or any provision of any other Bankruptcy Law), would constitute Collateral).

“Final Order” means an order of a court of competent jurisdiction as to which the time to appeal, petition for certiorari, or move for re-argument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for re-argument or rehearing shall then be pending or, in the event that an appeal, writ of certiorari, or re-argument or rehearing thereof has been filed or sought, such order shall have been affirmed or confirmed by the highest court to which such order was appealed, or from which certiorari, re-argument or rehearing was sought and the time to take any further appeal, petition for certiorari or move for re-argument or rehearing shall have expired; provided, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure or any analogous rule under the Federal Rules of Bankruptcy Procedure or applicable state court rules of civil procedure, may be filed with respect to such order shall not cause such order not to be a Final Order.

“Governmental Authority” means the government of the United States of America or any other nation, any political subdivision thereof, whether state, provincial, or local, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of or pertaining to government.

“Grantors” means Borrowers and the Guarantors, and each other person that may, from time to time, execute and deliver an ABL Collateral Document or a Term Loan Collateral Document as a “debtor,” “grantor,” “obligor,” or “pledgor” (or the equivalent thereof) or that may, from time to time, be (or whose assets may be) subject to a judgment lien in favor of any of the ABL Claimholders or any of the Term Loan Claimholders in respect of the ABL Debt or the Term Loan Debt, as applicable, and “Grantor” means any one of them.

“Guarantors” has the meaning set forth in the recitals to this Agreement and “Guarantor” means any one of them.

“Inalienable Interests” has the meaning set forth in Section 4.4.

“Insolvency Proceeding” means:

(a)           any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor;

(b)           any other voluntary or involuntary insolvency or bankruptcy case or proceeding, or any receivership, liquidation or other similar case or proceeding with respect to any Grantor or with respect to a material portion of its assets;

(c)           any liquidation, dissolution, or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d)           any assignment for the benefit of creditors or any other marshaling of assets or liabilities of any Grantor.

“Investment Property” means any and all investment property (as that term is defined in the UCC).

“Junior Agent” means, with respect to the ABL Priority Collateral, Term Loan Agent, and with respect to the Term Loan Priority Collateral, ABL Agent.

“Junior Claimholders” means, with respect to the ABL Priority Collateral, the Term Loan Claimholders, and with respect to the Term Loan Priority Collateral, the ABL Claimholders.

“Junior Collateral” means, with respect to the ABL Debt, all Collateral other than ABL Priority Collateral, and with respect to the Term Loan Debt, all Collateral other than Term Loan Priority Collateral.

“Junior Debt” means, with respect to the ABL Priority Collateral, the Term Loan Debt, and with respect to the Term Loan Priority Collateral, the ABL Debt.

“Junior 507(b) Claims” has the meaning set forth in Section 6.5(a)(vi).

 “Junior Lenders” means, with respect to the ABL Priority Collateral, the Term Loan Lenders, and with respect to the Term Loan Priority Collateral, the ABL Lenders.

“Letters of Credit” means the “Letters of Credit” as that term is defined in the ABL Credit Agreement.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a capital lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loan Documents” means ABL Documents or Term Loan Documents, as the context requires.

“Ordinary Course Collections” has the meaning set forth in Section 4.1.

“Parent” has the meaning set forth in the recitals to this Agreement.

“Parkdale JV” means Parkdale America, LLC, a North Carolina limited liability company.

“Payment in Full of ABL Debt” means, except to the extent otherwise expressly provided in Section 5.5 or in Section 6.8:

(a)           payment in U.S. Dollars in full in cash or immediately available funds of all of the ABL Debt (other than outstanding Letters of Credit and Bank Product Obligations and other than unasserted contingent indemnification obligations);

(b)           termination or expiration of all commitments, if any, of the ABL Lenders to extend credit to Borrowers;

(c)           termination of, or providing cash collateral (in an amount, to the extent, and in the manner required by the ABL Credit Agreement) in respect of, all outstanding Letters of Credit that compose a portion of the ABL Debt; and

(d)           termination of (and paying the outstanding amount due in respect of), or providing cash collateral (in an amount, to the extent, and in the manner required by the ABL Credit Agreement) in respect of, all Bank Product Obligations, and

(e)           providing cash collateral to ABL Agent in such amount as ABL Agent determines is reasonably necessary to secure the ABL Claimholders in respect of any asserted or threatened (in writing) claims, demands, actions, suits, proceedings, investigations, liabilities, fines, costs, penalties, or damages for which any of the ABL Claimholders may be entitled to indemnification by any Grantor pursuant to the indemnification provisions in the ABL Documents.

“Payment in Full of Priority Debt” means, (a) if the Term Loan Debt constitutes the Priority Debt, the Payment in Full of Term Loan Debt, and (b) if the ABL Debt constitutes the Priority Debt, the Payment in Full of ABL Debt.

“Payment in Full of Term Loan Debt” means, except to the extent otherwise expressly provided in Section 5.5 or in Section 6.8:

(a)           payment in U.S. Dollars in full in cash or immediately available funds of all of the Term Loan Debt (other than unasserted contingent indemnification obligations);

(b)           termination or expiration of all commitments, if any, of the Term Loan Lenders to extend credit to Borrowers; and

(c)           providing cash collateral to Term Loan Agent in such amount as Term Loan Agent determines is reasonably necessary to secure the Term Loan Claimholders in respect of any asserted or threatened (in writing) claims, demands, actions, suits, proceedings, investigations, liabilities, fines, costs, penalties, or damages for which any of the Term Loan Claimholders may be entitled to indemnification by any Grantor pursuant to the indemnification provisions in the Term Loan Documents.

“person” means any natural person, corporation, trust, business trust, joint venture, joint stock company, association, company, limited liability company, partnership, Governmental Authority, or other entity.

“Pledged Collateral” has the meaning set forth in Section 5.4(a).

“Priority Agent” means, with respect to the ABL Priority Collateral, ABL Agent, and with respect to the Term Loan Priority Collateral, Term Loan Agent.

“Priority Collateral” means, with respect to the ABL Debt, all ABL Priority Collateral, and with respect to the Term Loan Debt, all Term Loan Priority Collateral.

“Priority Claimholders” means, with respect to the ABL Priority Collateral, the ABL Claimholders, and with respect to the Term Loan Priority Collateral, the Term Loan Claimholders.

“Priority Debt” means, with respect to the ABL Priority Collateral, the ABL Debt, and with respect to the Term Loan Priority Collateral, the Term Loan Debt.

“Priority Lenders” means, with respect to the ABL Priority Collateral, the ABL Lenders, and with respect to the Term Loan Priority Collateral, the Term Loan Lenders.

“Purchase Notice” has the meaning set forth in Section 10.1.

“Records” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

“Recovery” has the meaning set forth in Section 6.8.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew,  supplement, restructure, replace, refund, or repay, or to issue other indebtedness in exchange or replacement for such indebtedness, in whole or in part, whether with the same or different lenders, arrangers, or agents.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Senior 507(b) Claims” has the meaning set forth in Section 6.5(a)(v).

“Standstill Notice” means a written notice from ABL Agent to Term Loan Agent or from Term Loan Agent to ABL Agent, as applicable, identified by its terms as a “Standstill Notice” for purposes of this Agreement and stating that an ABL Default or Term Loan Default, as applicable, has occurred and is continuing and that, as a consequence thereof, ABL Agent has declared all of the ABL Debt to be immediately due and payable or the Term Loan Agent has declared all of the Term Loan Debt to be immediately due and payable, as applicable.

“Standstill Period” means the period of 360 consecutive days commencing on the date on which ABL Agent or Term Loan Agent, as applicable, receives the applicable Standstill Notice.

“Subsidiary” of a person means a corporation, partnership, limited liability company, or other entity as to which that person directly or indirectly owns or controls the Equity Interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“Term Loan Agent” has the meaning set forth in the preamble to this Agreement.

“Term Loan Cash Collateral” has the meaning set forth in Section 6.2(b).

“Term Loan Claimholders” means, as of any date of determination, the holders of the Term Loan Debt at that time, including (a) Term Loan Agent, and (b) the Term Loan Lenders.

“Term Loan Collateral” means all of the assets of each and every Grantor, whether real, personal, or mixed, with respect to which a Lien is granted (or purported to be granted) as security for any Term Loan Debt, including all proceeds and products thereof.

“Term Loan Collateral Documents” means the Term Loan Security Agreement, the Term Loan Mortgages, and any other agreement, document, or instrument pursuant to which a Lien is granted (or purported to be granted) securing any Term Loan Debt or under which rights or remedies with respect to such Liens are governed.

“Term Loan Credit Agreement” has the meaning set forth in the recitals to this Agreement.

“Term Loan Debt” means all Obligations (as that term is defined in the Term Loan Credit Agreement) and all other amounts owing, due, or secured under the terms of the Term Loan Credit Agreement or any other Term Loan Document, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, obligations with respect to loans, indemnities, guarantees, and all other amounts payable under or secured by any Term Loan Document (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Grantor, or that would have accrued or become due under the terms of the Term Loan Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding), in each case whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

“Term Loan Default” means any “Event of Default”, as such term is defined in any Term Loan Document.

“Term Loan Diminution Amount” means, as of any date of determination, amount of any decrease in value of the Term Loan Priority Collateral that is entitled to adequate protection from and after the date of the commencement of any Insolvency Proceeding.

“Term Loan Deficiency Claim” means any portion of the Term Loan Debt consisting of an allowed unsecured claim under Section 506(a) of the Bankruptcy Code (or any similar provision under any other law governing an Insolvency Proceeding).

“Term Loan Default Disposition” has the meaning set forth in Section 5.1(h).

“Term Loan DIP Financing” has the meaning set forth in Section 6.2(b).

“Term Loan DIP Financing Conditions” means (a) that (i) ABL Agent retains its Liens with respect to the Collateral that existed as of the date of the commencement of the applicable Insolvency Proceeding (including proceeds thereof arising after the commencement of such Insolvency Proceeding), (ii) as to the ABL Priority Collateral that existed as of the date of such commencement of such Insolvency Proceeding (including proceeds thereof arising after the commencement of such Insolvency Proceeding), ABL Agent’s Liens with respect to such Collateral remain senior and prior to the Liens (inclusive of any Liens securing the Term Loan DIP Financing) of Term Loan Agent with respect to such Collateral, and (iii) as to ABL Priority Collateral acquired by the applicable Grantor after the commencement of Insolvency Proceeding (excluding proceeds of ABL Priority Collateral existing prior to the commencement of such Insolvency Proceeding), either (A) neither the ABL Claimholders nor the Term Loan Claimholders obtain a Lien with respect to such Collateral, or (B) if a Lien with respect to such Collateral is granted to secure the Term Loan DIP Financing, then ABL Agent obtains a Lien with respect to such Collateral and the Liens with respect to such Collateral securing the Term Loan DIP Financing are junior and subordinate to the Liens of ABL Agent with respect to such Collateral, (b) that the proposed Term Loan Cash Collateral use or Term Loan DIP Financing does not compel any Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the Term Loan Cash Collateral order or Term Loan DIP Financing documentation, as applicable, and (c) that the Term Loan DIP Financing is otherwise subject to the terms of this Agreement.

 “Term Loan Documents” means the Term Loan Collateral Documents, the Term Loan Credit Agreement, and each of the other Loan Documents (as that term is defined in the Term Loan Credit Agreement).

“Term Loan Lenders” means the “Lenders” as that term is defined in the Term Loan Credit Agreement.

“Term Loan Mortgages” means each mortgage, deed of trust, and any other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Term Loan Debt or under which rights or remedies with respect to any such Liens are governed.

“Term Loan Priority Collateral” means the Equity Interests of the Parkdale JV that are owned by one or more of the Grantors as of the Closing Date and all direct proceeds thereof (including, for the avoidance of doubt, any such Equity Interests that, but for the application of Section 552 of the Bankruptcy Code (or any provision of any other Bankruptcy Law), would constitute Term Loan Priority Collateral).

“Term Loan Secured Claim” means any portion of the Term Loan Debt not constituting a Term Loan Deficiency Claim.

“Term Loan Security Agreement” means the “Guaranty and Security Agreement” as that term is defined in the Term Loan Credit Agreement.

“Triggering Event” means with respect to the purchase option in favor of the Term Loan Claimholders pursuant to Section 10, (a) the acceleration of  the ABL Debt and termination of the commitments to advance further revolving loans under the ABL Credit Agreement, (b) ABL Agent’s taking of any Enforcement Action with respect to all or a material portion of the ABL Priority Collateral, (c) the occurrence of a Term Loan Default as a result of a failure to make payment of any Term Loan Debt when due under the terms of the Term Loan Documents, or (d) the commencement of an Insolvency Proceeding with respect to any Grantor.

“UCC” means the Uniform Commercial Code (or any similar or comparable legislation) as in effect in any applicable jurisdiction.

1.2           Construction.  The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms.  The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  The term “or” shall be construed to have, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  Any term used in this Agreement and not defined in this Agreement shall have the meaning set forth in the ABL Credit Agreement.  Unless the context requires otherwise:

(a)           except as otherwise provided herein, any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, restated, supplemented, modified, renewed, extended, Refinanced, refunded, or replaced;

(b)           any reference to a definition in an ABL Document shall be construed to also refer to any comparable term in any agreement, instrument, or other document the debt under which Refinances the ABL Debt;

(c)           any reference to a definition in a Term Loan Document shall be construed to also refer to any comparable term in any agreement, instrument, or other document the debt under which Refinances the Term Loan Debt;

(d)           any reference to any agreement, instrument, or other document herein “as in effect on the date hereof” shall be construed as referring to such agreement, instrument, or other document without giving effect to any amendment, restatement, supplement, modification, or Refinancing thereto or thereof occurring after the date hereof;

(e)           any definition of, or reference to, ABL Debt or the Term Loan Debt herein shall be construed as referring to the ABL Debt or the Term Loan Debt (as applicable) as from time to time amended, restated, supplemented, modified, renewed, extended, Refinanced, refunded, or replaced;

(f)           any definition of, or reference to, ABL Collateral or Term Loan Collateral herein shall not be construed as referring to any amounts recovered by a Grantor, as a debtor in possession, or a trustee for the estate of a Grantor, under Section 506(c) of the Bankruptcy Code (or by comparable Persons under any other Bankruptcy Law);

(g)           any reference herein to any person shall be construed to include such person’s successors and assigns and as to any Grantor shall be deemed to include a receiver, trustee, or debtor-in-possession on behalf of any of such person or on behalf of any such successor or assignee of such person;

(h)           except as otherwise expressly provided herein, any reference to ABL Agent agreeing to or having the right to do, or refraining from or having the right to refrain from doing, an act shall be construed as binding upon each of the ABL Claimholders, any reference to ABL Agent shall be construed as referring to ABL Agent, for itself and on behalf of the other ABL Claimholders, any reference to Term Loan Agent agreeing to or having the right to do, or refraining from or having the right to refrain from doing, an act shall be construed as binding upon each of the Term Loan Claimholders, any reference to Term Loan Agent shall be construed as referring to Term Loan Agent, for itself and on behalf of the other Term Loan Claimholders, any reference to the ABL Claimholders shall be construed as including ABL Agent, and any reference to the Term Loan Claimholders shall be construed as referring to Term Loan Agent;

(i)           the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(j)           all references herein to Sections shall be construed to refer to Sections of this Agreement unless otherwise specified; and

(k)           the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights.

SECTION 2.  Lien Priorities.

2.1           Relative Priorities.

(a)           Notwithstanding the date, time, method, manner, or order of grant, attachment, or perfection of any Liens in the Collateral securing the Term Loan Debt or of any Liens in the Collateral securing the ABL Debt (including, in each case, notwithstanding whether any such Lien is granted (or secures Debt relating to the period) before or after the commencement of any Insolvency Proceeding) and notwithstanding any contrary provision of the UCC or any other applicable law or the Term Loan Documents or any defect or deficiencies in, or failure to attach or perfect, the Liens securing the ABL Debt, or any other circumstance whatsoever, ABL Agent and Term Loan Agent hereby agree that:

(i)           any Lien with respect to the ABL Priority Collateral securing any ABL Debt, whether such Lien is now or hereafter held by or on behalf of, or created for the benefit of, any of the ABL Claimholders or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation, or otherwise, shall be senior in all respects and prior to any Lien with respect to the ABL Priority Collateral securing any Term Loan Debt;

(ii)           any Lien with respect to the ABL Priority Collateral securing any Term Loan Debt, whether such Lien is now or hereafter held by or on behalf of, or created for the benefit of, any of the Term Loan Claimholders or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens with respect to the ABL Priority Collateral securing any ABL Debt;

(iii)           any Lien with respect to the Term Loan Priority Collateral securing any Term Loan Debt now or hereafter held by or on behalf of, or created for the benefit of, any of the Term Loan Claimholders or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien with respect to the Term Loan Priority Collateral securing any ABL Debt; and

(iv)           any Lien with respect to the Term Loan Priority Collateral securing any ABL Debt now or hereafter held by or on behalf of, or created for the benefit of, any of the ABL Claimholders or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens with respect to the Term Loan Priority Collateral securing any Term Loan Debt.

(b)           All Liens with respect to the ABL Priority Collateral securing any ABL Debt shall be and remain senior in all respects and prior to all Liens with respect to the Collateral securing any Term Loan Debt, for all purposes, whether or not such Liens securing any ABL Debt are subordinated to any Lien securing any other obligation of any Grantor or any other person (but only to the extent that such subordination is permitted pursuant to the terms of the ABL Credit Agreement and the Term Loan Debt Agreement, or as contemplated in Section 6.2).  All Liens with respect to the Term Loan Priority Collateral securing any Term Loan Debt shall be and remain senior in all respects and prior to all Liens with respect to the Term Loan Priority Collateral securing any ABL Debt, for all purposes, whether or not such Liens securing any Term Loan Debt are subordinated to any Lien securing any other obligation of any Grantor or any other person (but only to the extent that such subordination is permitted pursuant to the terms of the ABL Credit Agreement and the Term Loan Debt Agreement, or as contemplated in Section 6.2).

2.2           Prohibition on Contesting Liens or Claims.  Each of Term Loan Agent and ABL Agent agrees that it will not (and hereby waives any right to), directly or indirectly, contest, or support any other person in contesting, in any proceeding (including any Insolvency Proceeding), the extent, validity, attachment, perfection, priority, or enforceability of a Lien held by or on behalf of any of the ABL Claimholders in the Collateral (or the extent, validity, allowability, or enforceability of any ABL Debt secured thereby or purported to be secured thereby) or by or on behalf of any of the Term Loan Claimholders in the Collateral (or the extent, validity, allowability, or enforceability of any Term Loan Debt secured thereby or purported to be secured thereby), as the case may be, or the provisions of this Agreement; provided, that nothing in this Agreement shall be construed to prevent or impair the rights of ABL Agent or Term Loan Agent to enforce the terms of this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the ABL Debt and the Term Loan Debt as provided in Sections 2.1 and 3.

2.3           New Liens.

(a)           So long as no Insolvency Proceeding has been commenced by or against any Grantor, the parties hereto agree that no Grantor shall:

(i)           grant or permit any additional Liens on any asset to secure any Term Loan Debt unless such Grantor gives ABL Agent at least 5 Business Days prior written notice thereof and unless such notice also offers to grant a Lien on such asset to secure the ABL Debt concurrently with the grant of a Lien thereon in favor of Term Loan Agent (it being understood that the relative priorities set forth in Section 2.1 shall apply to all such additional Liens); or

(ii)           grant or permit any additional Liens on any asset to secure any ABL Debt unless such Grantor gives Term Loan Agent at least 5 Business Days prior written notice thereof and unless such notice also offers to grant a Lien on such asset to secure the Term Loan Debt concurrently with the grant of a Lien thereon in favor of ABL Agent.

(b)           To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Claimholders, each Agent agrees that any amounts received by or distributed to any of the Claimholders pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

2.4           Similar Liens and Agreements.

(a)           The parties hereto agree that it is their intention that the ABL Collateral and the Term Loan Collateral be identical except as provided in Section 6 hereof.  In furtherance of the foregoing and of Section 9.8, the parties hereto agree, subject to the other provisions of this Agreement:

(i)           upon request by ABL Agent or Term Loan Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the ABL Collateral and the Term Loan Collateral and the steps taken or to be taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the ABL Documents and the Term Loan Documents; and

(ii)           that the ABL Collateral Documents and Term Loan Collateral Documents and guarantees for the ABL Debt and the Term Loan Debt, shall be, in all material respects, the same forms of documents other than with respect to the priorities of the Liens granted thereunder.

(b)           The foregoing to the contrary notwithstanding, each of the parties agrees that to the extent that ABL Agent or Term Loan Agent obtains a Lien in an asset (of a type that is not included in the types of assets included in the Collateral as of the date hereof or which would not constitute Collateral without a grant of a security interest or lien separate from the ABL Documents or Term Loan Documents, as applicable, as in effect immediately prior to obtaining such Lien on such asset) which the other party to this Agreement elects not to obtain after receiving prior written notice thereof in accordance with the provisions of Section 2.3, the Collateral securing the ABL Debt and the Term Loan Debt will not be identical, and the provisions of the documents, agreements and instruments evidencing such Liens also will not be substantively similar, and any such difference in the scope or extent of perfection with respect to the Collateral resulting therefrom are hereby expressly permitted by this Agreement.

SECTION 3.  Exercise of Remedies.

3.1           Exercise of Remedies with respect to the ABL Priority Collateral.  Until the Payment in Full of ABL Debt has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, the Term Loan Claimholders will not:

(a)           exercise or seek to exercise (and instead shall be deemed to have hereby irrevocably, absolutely and unconditionally waived except as hereinafter provided) any rights, powers, or remedies with respect to any ABL Priority Collateral (including taking any Enforcement Action with respect to any ABL Priority Collateral); provided, that (i) if a Term Loan Default has occurred and is continuing, Term Loan Agent may take Enforcement Actions with respect to any ABL Priority Collateral after the expiration of the applicable Standstill Period (it being understood that if at any time after the delivery of a Standstill Notice that commences a Standstill Period, no Term Loan Default is continuing, Term Loan Agent may not take Enforcement Actions with respect to any ABL Priority Collateral until the expiration of a new Standstill Period commenced by a new Standstill Notice relative to the occurrence of a new Term Loan Default that had not occurred as of the date of the delivery of the earlier Standstill Notice), (ii) in no event shall Term Loan Agent or any other Term Loan Claimholder exercise any rights or remedies with respect to the ABL Priority Collateral if, notwithstanding the expiration of the Standstill Period, ABL Agent or any other ABL Claimholder shall have commenced prior to the expiration of the Standstill Period (or thereafter but prior to the commencement of any Enforcement Action by Term Loan Agent with respect to all or any material portion of the ABL Priority Collateral) and be diligently pursuing in good faith an Enforcement Action with respect to all or any material portion of the ABL Priority Collateral, and (iii) prior to taking any such Enforcement Action with respect to ABL Priority Collateral, Term Loan Agent shall give ABL Agent not more than 20 Business Days and not less than 5 Business Days prior written notice of the intention of Term Loan Agent or any other Term Loan Claimholder to exercise such rights and remedies, including specifying the rights and remedies that it intends to exercise, which notice may be sent prior to the end of the Standstill Period; or

(b)           commence or join with any person (other than ABL Agent) in commencing, or filing a petition for, any Insolvency Proceeding against any Grantor,

3.2           Exercise of Remedies With Respect to the Term Loan Priority Collateral.  Until the Payment in Full of the Term Loan Debt has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, ABL Agent will not:

(a)           exercise or seek to exercise (and instead shall be deemed to have hereby irrevocably, absolutely and unconditionally waived except as hereinafter provided) any rights, powers, or remedies with respect to any Term Loan Priority Collateral (including taking any Enforcement Action with respect to any Term Loan Priority Collateral); provided, that (i) if an ABL Default has occurred and is continuing, ABL Agent may take Enforcement Actions with respect to any Term Loan Priority Collateral after the expiration of the applicable Standstill Period (it being understood that if at any time after the delivery of a Standstill Notice that commences a Standstill Period, no ABL Default is continuing, ABL Agent may not take Enforcement Actions with respect to any Term Loan Collateral until the expiration of a new Standstill Period commenced by a new Standstill Notice relative to the occurrence of a new ABL Default that had not occurred as of the date of the delivery of the earlier Standstill Notice), (ii) in no event shall ABL Agent or any other ABL Claimholder exercise any rights or remedies with respect to the Term Loan Priority Collateral if, notwithstanding the expiration of the Standstill Period, Term Loan Agent or any other Term Loan Claimholder shall have commenced prior to the expiration of the Standstill Period (or thereafter but prior to the commencement of any Enforcement Action by ABL Agent with respect to all or any material portion of the Term Loan Priority Collateral) and be diligently pursuing in good faith an Enforcement Action with respect to all or any material portion of Term Loan Priority Collateral, and (iii) prior to taking any such Enforcement Action with respect to Term Loan Priority Collateral, ABL Agent shall give Term Loan Agent not more than 20 Business Days and not less than 5 Business Days prior written notice of the intention of ABL Agent or any other ABL Claimholder to exercise such rights and remedies, including specifying the rights and remedies that it intends to exercise, which notice may be sent prior to the end of the Standstill Period; or

(b)           commence or join with any person (other than Term Loan Agent) in commencing, or filing a petition for, any Insolvency Proceeding against any Grantor.

3.3           Exclusive Enforcement Rights.

(a)           Until the Payment in Full of ABL Debt has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, but subject to the proviso in Section 3.1(a), the ABL Claimholders shall have the exclusive right to take Enforcement Actions (including the right to credit bid their debt in a foreclosure proceeding) with respect to the ABL Priority Collateral without any consultation with or the consent of any of the Term Loan Claimholders.  Until the Payment in Full of Term Loan Debt has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, but subject to the proviso in Section 3.2(a), the Term Loan Claimholders shall have the exclusive right to take Enforcement Actions (including the right to credit bid their debt in a foreclosure proceeding) with respect to the Term Loan Priority Collateral (and in connection therewith, make determinations regarding the release or Disposition thereof or any restrictions with respect thereto) without any consultation with or the consent of any of the ABL Claimholders.

(b)           In connection with (i) any Enforcement Action with respect to the ABL Priority Collateral, the ABL Claimholders may enforce the provisions of the ABL Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion, or (ii) any Enforcement Action with respect to the Term Loan Priority Collateral, the Term Loan Claimholders may enforce the provisions of the Term Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion.  Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Collateral, to incur expenses in connection with such Disposition, and to exercise all the rights and remedies of a secured creditor under applicable law.

3.4           Permitted Actions.  Anything to the contrary in this Section 3 notwithstanding, any Claimholder may:

(a)           if an Insolvency Proceeding has been commenced by or against any Grantor, file a claim or statement of interest with respect to (i) in the case of an ABL Claimholder, the ABL Debt, and (ii) in the case of a Term Loan Claimholder, the Term Loan Debt, and in each case the Collateral securing such Debt;

(b)           take any action (not adverse to the priority status of the Liens on the Priority Collateral held by the Priority Agent with respect thereto, or the rights of the Priority Agent or any other Priority Claimholder to undertake Enforcement Actions with respect thereto) in order to create or perfect its Lien in and to the Collateral;

(c)           file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding, or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of (i) in the case of a claim of an ABL Claimholder, the ABL Claimholders, or (ii) in the case of a claim of a Term Loan Claimholder, the Term Loan Claimholders, in each case including any claims secured by the Collateral, if any;

(d)           vote on any plan of reorganization and make any filings and motions that are, in each case, not in contravention of the provisions of this Agreement, with respect to (i) in the case of an ABL Claimholder, the ABL Debt, and (ii) in the case of a Term Loan Claimholder, the Term Loan Debt, and (in each case) the Collateral;

(e)           join (but not exercise any control with respect to) any judicial foreclosure proceeding or other judicial lien enforcement proceeding with respect to the Priority Collateral of the Priority Agent initiated by such Priority Agent to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with an Enforcement Action by such Priority Agent (it being understood that neither the Junior Agent nor any Junior Claimholder shall be entitled to receive any proceeds from the Priority Collateral unless otherwise expressly permitted herein);

(f)           take any action described in clauses (i) through (viii) in the proviso to the definition of Enforcement Action; and

(g)           exercise rights and remedies as unsecured creditors to the extent permitted by Section 3.7.

3.5           Retention of Proceeds.

(a)           Prior to the Payment in Full of ABL Debt, but subject to the provisions of Section 3.5(c) below, the Term Loan Claimholders shall not be permitted to retain any proceeds of ABL Priority Collateral in connection with any Enforcement Action and any such proceeds received or retained will be subject to Section 4.2.

(b)           Prior to the Payment in Full of Term Loan Debt, but subject to the provisions of Section 3.5(c) below, the ABL Claimholders shall not be permitted to retain any proceeds of Term Loan Priority Collateral in connection with any Enforcement Action unless and until the Payment in Full of Term Loan Debt has occurred, and any such proceeds received or retained in any other circumstance will be subject to Section 4.2.

(c)           Notwithstanding anything contained in this Agreement to the contrary, in the event of any Disposition or series of related Dispositions that includes (i) the Equity Interests issued by a Grantor that has an interest in any ABL Priority Collateral, or (ii) ABL Priority Collateral and Term Loan Priority Collateral, then solely for purposes of this Agreement, unless ABL Agent objects to such allocation (in which case ABL Agent and Term Loan Agent shall cooperate in good faith to agree as to the proper allocation), the proceeds of any such Disposition shall be allocated to the ABL Priority Collateral in an amount equal to the sum of (A) the book value determined in accordance with GAAP, but not less than cost, of any ABL Priority Collateral consisting of inventory that is the subject of such Disposition (or, in the case of a Disposition of Equity Interests issued by a Grantor, any ABL Priority Collateral consisting of inventory in which such Grantor has an interest), determined as of the date of such Disposition, (B) the book value determined in accordance with GAAP of any ABL Priority Collateral consisting of accounts that are the subject of such Disposition (or, in the case of a Disposition of Equity Interests issued by a Grantor, any ABL Priority Collateral consisting of accounts in which such Grantor has an interest), determined as of the date of such Disposition, and (C) the fair market value (or, if greater, the book value) of all other ABL Priority Collateral that is the subject of such Disposition (or, in the case of a Disposition of Equity Interests issued by a Grantor, any other ABL Priority Collateral in which such Grantor has an interest), determined as of the date of such Disposition.

3.6           Non-Interference.  Subject to any specific provision of this Agreement to the contrary (including without limitation Section 3.4), each of Term Loan Agent and ABL Agent hereby:

(a)           agrees that the Junior Claimholders will not take any action that would restrain, hinder, limit, delay, or otherwise interfere with any Enforcement Action by the Priority Agent with respect to its Priority Collateral, or that is otherwise not prohibited hereunder, including any Disposition of such Priority Collateral, whether by foreclosure or otherwise;

(b)           waives any and all rights that any Junior Claimholder may have as a junior lien creditor or otherwise to object to the manner in which the Priority Agent or the Priority Claimholders seek to enforce or collect their Debt or the Liens securing such Debt granted in any of the Priority Collateral, regardless of whether any action or failure to act by or on behalf of such Priority Agent or the Priority Claimholders is adverse to the interest of the Junior Agent or the Junior Claimholders;

(c)           waives any and all rights that any Claimholder may have to oppose, object to, or seek to restrict the Priority Agent or any Priority Claimholder from exercising their rights to set off or credit bid its Debt; and

(d)           acknowledges and agrees that no covenant, agreement, or restriction contained in its Collateral Documents or any other of its Loan Documents (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Priority Agent or the Priority Claimholders with respect to their Priority Collateral as set forth in this Agreement and such Priority Agent's Loan Documents.

3.7           Unsecured Creditor Remedies.  Except as set forth in Sections 2.2, 3.1, 3.2, 3.6, and 6, the Agents and the other Claimholders may exercise rights and remedies as unsecured creditors generally against any Grantor in accordance with the terms of the applicable Loan Documents and applicable law so long as doing so is not, directly or indirectly, inconsistent with the terms of this Agreement; provided, that in the event that any Claimholder becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to its Debt, such judgment Lien shall be subject to the terms of this Agreement for all purposes as the other Liens securing such Debt.

3.8           Commercially Reasonable Dispositions; Notice of Exercise.

(a)           Term Loan Agent hereby irrevocably, absolutely, and unconditionally waives any right to object (and seek or be awarded any relief of any nature whatsoever based on any such objection), at any time prior to or subsequent to any disposition of any of the ABL Priority Collateral, on the ground(s) that any such disposition of ABL Priority Collateral (i) would not be or was not “commercially reasonable” within the meaning of any applicable UCC or (ii) would not or did not comply with any other requirement under any applicable UCC or under any other applicable law governing the manner in which a secured creditor (including one with a Lien on real property) is to realize on its collateral; provided that the foregoing shall not constitute a waiver of any rights Term Loan Agent may have as an unsecured creditor.

(b)           ABL Agent hereby irrevocably, absolutely and unconditionally waives any right to object (and seek or be awarded any relief of any nature whatsoever based on any such objection), at any time prior to or subsequent to any disposition of any of the Term Loan Priority Collateral, on the ground(s) that any such disposition of Term Loan Priority Collateral (i) would not be or was not “commercially reasonable” within the meaning of any applicable UCC or (ii) would not or did not comply with any other requirement under any applicable UCC or under any other applicable law governing the manner in which a secured creditor (including one with a Lien on real property) is to realize on its collateral; provided that the foregoing shall not constitute a waiver of any rights ABL Agent may have as an unsecured creditor.

(c)           ABL Agent shall endeavor to provide reasonable prior notice to Term Loan Agent of its initial material Enforcement Action, but shall have no liability for any failure to do so.  Term Loan Agent shall endeavor to provide reasonable prior notice to ABL Agent of its initial material Enforcement Action, but shall have no liability for any failure to do so.

3.9           Sharing of Information and Access.  In the event that ABL Agent shall, in the exercise of its rights under the ABL Collateral Documents or otherwise, receive possession or control of any Books of any Grantor which contain information identifying or pertaining to any of the Term Loan Priority Collateral, ABL Agent shall, upon request from Term Loan Agent and as promptly as practicable thereafter, either make available to Term Loan Agent such books and records for inspection and duplication or provide to Term Loan Agent copies thereof.  In the event that Term Loan Agent shall, in the exercise of its rights under the Term Loan Documents or otherwise, receive possession or control of any books and records of any Grantor which contain information identifying or pertaining to any of the ABL Priority Collateral, Term Loan Agent shall, upon request from ABL Agent and as promptly as practicable thereafter, either make available to ABL Agent such books and records for inspection and duplication or provide to ABL Agent copies thereof.

3.10           Tracing of and Priorities in Proceeds.  Prior to an issuance of any Enforcement Notice by a Claimholder (unless a bankruptcy or insolvency ABL Default or a bankruptcy or insolvency Term Loan Default then exists), any proceeds of Collateral obtained in accordance with the terms of the ABL Documents and the Term Loan Documents, whether or not deposited under control agreements, which are used by any Grantor to acquire other property which is Collateral shall not (solely as between the Claimholders) be treated as Proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired.  In addition, unless and until the Payment in Full of ABL Debt occurs, Term Loan Agent hereby consents to the application, prior to the receipt by ABL Agent of an Enforcement Notice issued by Term Loan Agent, of cash or other proceeds of Collateral, deposited under deposit account control agreements to the repayment of ABL Debt pursuant to the ABL Documents.

SECTION 4.  Proceeds.

4.1           Application of Proceeds.

(a)           Regardless of whether an Insolvency Proceeding has been commenced by or against any Grantor, any ABL Priority Collateral, or proceeds thereof, received in connection with any Enforcement Action and, except as otherwise provided in Sections 6.5 and 6.9(c), any ABL Priority Collateral or proceeds thereof (or amounts distributed on account of a Lien in the Collateral or the proceeds thereof) received in connection with any Insolvency Proceeding involving a Grantor shall (at such time as such ABL Priority Collateral or proceeds or other amounts have been monetized) be applied:

(i)           first, to the payment in full in cash of costs and expenses of ABL Agent in connection with such Enforcement Action or Insolvency Proceeding,

(ii)           second, to the payment in full in cash or cash collateralization of the ABL Debt in accordance with the ABL Documents, and

(iii)           third, to the payment in full in cash or cash collateralization of the Term Loan Debt in accordance with the Term Loan Documents.

(b)           Notwithstanding the foregoing, if any Enforcement Action with respect to the ABL Priority Collateral produces non-cash proceeds, then such non-cash proceeds shall be held by ABL Agent as additional collateral and, at such time as such non-cash proceeds are monetized, shall be applied in the order of application set forth above. ABL Agent shall have no duty or obligation to Dispose of such non-cash proceeds and may Dispose of such non-cash proceeds or continue to hold such non-cash proceeds, in each case, in its discretion; provided, that any non-cash proceeds received by ABL Agent (other than any non-cash proceeds received on account of any Term Loan Secured Claim) may be distributed by ABL Agent to the ABL Claimholders in full or partial satisfaction of ABL Debt in an amount determined by ABL Agent acting at the direction of the requisite ABL Claimholders or as a court of competent jurisdiction may direct pursuant to a Final Order, including an order confirming a plan of reorganization in an Insolvency Proceeding.  No receipt and application of any Collateral, or proceeds thereof, received in the ordinary course of business (such Collateral, and the proceeds thereof, "Ordinary Course Collections") shall constitute an Enforcement Action for purposes of this Agreement and all Ordinary Course Collections received by ABL Agent may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, pursuant to the ABL Credit Agreement.

(c)           Regardless of whether an Insolvency Proceeding has been commenced by or against any Grantor, any Term Loan Priority Collateral, or proceeds thereof, received in connection with any Enforcement Action and, except as otherwise provided in Sections 6.5 and 6.9(c), any Term Loan Priority Collateral or proceeds thereof (or amounts distributed on account of a Lien in the Collateral or the proceeds thereof) received in connection with any Insolvency Proceeding involving a Grantor shall (at such time as such Term Loan Priority Collateral or proceeds or other amounts have been monetized) be applied:

(i)           first, to the payment in full in cash of costs and expenses of Term Loan Agent in connection with such Enforcement Action or Insolvency Proceeding,

(ii)           second, to the payment in full in cash of the Term Loan Debt in accordance with the Term Loan Documents, and

(iii)           third, to the payment in full in cash or cash collateralization of the ABL Debt in accordance with the ABL Documents.

(d)           Notwithstanding the foregoing, if any Enforcement Action with respect to the Term Loan Priority Collateral produces non-cash proceeds, then such non-cash proceeds shall be held by Term Loan Agent as additional collateral and, at such time as such non-cash proceeds are monetized, shall be applied in the order of application set forth above.  Term Loan Agent shall have no duty or obligation to Dispose of such non-cash proceeds and may Dispose of such non-cash proceeds or continue to hold such non-cash proceeds, in each case, in its discretion; provided, that any non-cash proceeds received by Term Loan Agent (other than any non-cash proceeds received on account of any ABL Secured Claim) may be distributed by Term Loan Agent to the Term Loan Claimholders in full or partial satisfaction of Term Loan Debt in an amount determined by Term Loan Agent acting at the direction of the requisite Term Loan Claimholders or as a court of competent jurisdiction may direct pursuant to a Final Order, including an order confirming a plan of reorganization in an Insolvency Proceeding.

4.2           Turnover.

(a)           Unless and until the Payment in Full of ABL Debt has occurred (irrespective of whether any Insolvency Proceeding has been commenced by or against any Grantor), any ABL Priority Collateral, or proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3 or the proviso in Section 3.7) or any insurance proceeds described in Section 5.2(a), received by any of the Term Loan Claimholders (i) in connection with an Enforcement Action with respect to the Collateral by any of the Term Loan Claimholders, or (ii) as a result of any collusion by any Term Loan Claimholder with any Grantor in violating the rights of the ABL Claimholders (within the meaning of Section 9-332 of the UCC), shall be segregated and held in trust and forthwith paid over to ABL Agent in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.  ABL Agent is hereby authorized to make any such endorsements as agent for the Term Loan Claimholders and this authorization is coupled with an interest and is irrevocable until the Payment in Full of ABL Debt.

(b)           Unless and until the Payment in Full of ABL Debt has occurred and except as otherwise expressly provided in Section 6.5 or Section 6.9, if a Grantor (or any of its assets) is the subject of an Insolvency Proceeding and if any distribution is received by the Term Loan Claimholders (or any of them) on account of their Term Loan Secured Claims in respect of their interest in the ABL Priority Collateral in connection with such Insolvency Proceeding (unless such distribution is made under a confirmed plan of reorganization of such Grantor that is accepted by the requisite affirmative vote of all classes composed of the secured claims of the ABL Claimholders or otherwise provides for the Payment in Full of ABL Debt), then such distribution shall be segregated and held in trust and forthwith paid over to ABL Agent for the benefit of the ABL Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.  For the avoidance of doubt, unless and until the Payment in Full of ABL Debt has occurred, Term Loan Agent shall be required to turnover to ABL Agent and ABL Agent shall be entitled to apply (or, in the case of non-cash proceeds, hold) in accordance with Section 4.1(a) any cash or non-cash distribution received by the Term Loan Claimholders on account of their Term Loan Secured Claims in respect of their interest in the ABL Priority Collateral pursuant to a confirmed plan of reorganization of a Grantor (unless such distribution is made under a confirmed plan of reorganization of such Grantor that is accepted by the requisite affirmative vote of all classes composed of the secured claims of the ABL Claimholders or otherwise provides for the Payment in Full of ABL Debt) irrespective of whether such plan of reorganization (or any Final Order in respect thereof) purports to find that the distribution to the ABL Claimholders pays the ABL Debt in full.  To the extent that the confirmed plan of reorganization does not specify whether the Term Loan Claimholders are receiving any particular distribution, in whole or in part, on account of the portion of their Term Loan Secured Claims that is in respect of the ABL Priority Collateral, such distribution shall be conclusively presumed to be on account of such portion of their Term Loan Secured Claims that is in respect of their interest in the Term Loan Priority Collateral.  ABL Agent is hereby authorized to make any such endorsements as agent for the Term Loan Claimholders and this authorization is coupled with an interest and is irrevocable until the Payment in Full of ABL Debt.

(c)           Unless and until the Payment in Full of Term Loan Debt has occurred (irrespective of whether any Insolvency Proceeding has been commenced by or against any Grantor), any Term Loan Priority Collateral, or proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3 or the proviso in Section 3.7), received by any of the ABL Claimholders (i) in connection with an Enforcement Action with respect to the Collateral by any of the ABL Claimholders, or (ii) as a result of any collusion by any ABL Claimholder with any Grantor in violating the rights of Term Loan Agent or any of the Term Loan Claimholders (within the meaning of Section 9-332 of the UCC), shall be segregated and held in trust and forthwith paid over to Term Loan Agent for the benefit of the Term Loan Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

(d)           Unless and until the Payment in Full of Term Loan Debt has occurred and except as otherwise expressly provided in Section 6.5 or Section 6.9, if a Grantor (or any of its assets) is the subject of an Insolvency Proceeding and if any distribution is received by the ABL Claimholders (or any of them) on account of their ABL Secured Claims in respect of their interest in the Term Loan Priority Collateral in connection with such Insolvency Proceeding (unless such distribution is made under a confirmed plan of reorganization of such Grantor that is accepted by the requisite affirmative vote of all classes composed of the secured claims of the Term Loan Claimholders or otherwise provides for the Payment in Full of Term Loan Debt), then such distribution shall be segregated and held in trust and forthwith paid over to Term Loan Agent for the benefit of the Term Loan Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.  For the avoidance of doubt, unless and until the Payment in Full of Term Loan Debt has occurred, ABL Agent shall be required to turnover to Term Loan Agent and Term Loan Agent shall be entitled to apply (or, in the case of non-cash proceeds, hold) in accordance with Section 4.1(c) any cash or non-cash distribution received by the ABL Claimholders on account of their ABL Secured Claims in respect of their interest in the Term Loan Priority Collateral pursuant to a confirmed plan of reorganization of a Grantor (unless such distribution is made under a confirmed plan of reorganization of such Grantor that is accepted by the requisite affirmative vote of all classes composed of the secured claims of the ABL Claimholders or otherwise provides for the Payment in Full of ABL Debt) irrespective of whether such plan of reorganization (or any Final Order in respect thereof) purports to find that the distribution to the Term Loan Claimholders pays the Term Loan Debt in full.  To the extent that the confirmed plan of reorganization does not specify whether the ABL Claimholders are receiving any particular distribution, in whole or in part, on account of the portion of their ABL Secured Claims that is in respect of the Term Loan Priority Collateral, such distribution shall be conclusively presumed to be on account of such portion of their ABL Secured Claims that is in respect of their interest in the ABL Priority Collateral.  Term Loan Agent is hereby authorized to make any such endorsements as agent for the ABL Claimholders and this authorization is coupled with an interest and is irrevocable until the Payment in Full of Term Loan Debt.

(e)           If, at any time, all or part of any payment with respect to any ABL Debt secured by any ABL Priority Collateral previously made shall be rescinded for any reason whatsoever, (i) Term Loan Agent agrees that it will upon request promptly pay over to ABL Agent any payment received and then held by it in respect of any such ABL Priority Collateral and shall promptly turn any such ABL Priority Collateral then held by it over to ABL Agent, (ii) each other Term Loan Claimholder shall be obligated, upon request, to promptly pay over to ABL Agent any payment received by it in respect of any such ABL Priority Collateral and to promptly turn any such ABL Priority Collateral then held by it over to ABL Agent, and (iii) the provisions set forth in this Agreement will be reinstated as if such payment had not been made, until the payment and satisfaction in full of such ABL Debt.

(f)           If, at any time, all or part of any payment with respect to any Term Loan Debt secured by any Term Loan Priority Collateral previously made shall be rescinded for any reason whatsoever, (i) ABL Agent agrees that it will upon request promptly pay over to Term Loan Agent any payment received and then held by it in respect of any such Term Loan Priority Collateral and shall promptly turn any such Term Loan Priority Collateral then held by it over to Term Loan Agent, (ii) each other ABL Claimholder shall be obligated, upon request, to promptly pay over to Term Loan Agent any payment received by it in respect of any such Term Loan Priority Collateral and to promptly turn any such Term Loan Priority Collateral then held by it over to Term Loan Agent, and (iii) the provisions set forth in this Agreement will be reinstated as if such payment had not been made, until the payment and satisfaction in full of such Term Loan Debt.

4.3           No Subordination of the Relative Priority of Claims.  Anything to the contrary contained herein notwithstanding, the subordination of the Liens of the Term Loan Claimholders in respect of the ABL Priority Collateral to the Liens of the ABL Claimholders therein and of the Liens of the ABL Claimholders in respect of the Term Loan Priority Collateral to the Liens of the Term Loan Claimholders therein as set forth herein is with respect to the priority of their respective Liens in and to the Collateral held by or on behalf of them only and shall not constitute a subordination in right of payment of the Term Loan Debt to the ABL Debt or a subordination in right of payment of the ABL Debt to the Term Loan Debt.

4.4           Non-Lienable Assets.  Notwithstanding anything to the contrary contained herein (including Section 4.3), if any assets, licenses, rights, or privileges of any Grantor are incapable of being the subject of a Lien in favor of a secured party (including because of restrictions under applicable law, the nature of the rights or interests of such Grantor, or the absence of a consent to such Lien by a third party and irrespective of whether the applicable collateral documents attempt (or purport) to encumber such assets, licenses, rights, or privileges) (the “Inalienable Interests”), then ABL Agent and Term Loan Agent agree that any distribution or recovery that the ABL Claimholders or the Term Loan Claimholders may receive with respect to, or that is allocable to, the value of any such Inalienable Interests, or any proceeds thereof, whether received in their capacity as unsecured creditors or otherwise, shall be turned over and applied in accordance with Sections 4.1 and 4.2 as if such distribution or recovery were, or were on account of, Collateral or the proceeds of Collateral.  With respect to Inalienable Interests that would be of the same type as the ABL Priority Collateral if such Inalienable Interests were able to be included in the Collateral, until the Payment in Full of ABL Debt occurs, Term Loan Agent hereby appoints ABL Agent, and any officer or agent of ABL Agent, with full power of substitution, as the attorney-in-fact of each of the Term Loan Claimholders for the limited purpose of carrying out the provisions of this Section 4.4 and taking any action and executing any instrument that ABL Agent may reasonably deem necessary or advisable to accomplish the purposes of this Section 4.4, which appointment is irrevocable and coupled with an interest.  With respect to Inalienable Interests that would be of the same type as the Term Loan Priority Collateral if such Inalienable Interests were able to be included in the Collateral, until the Payment in Full of Term Loan Debt occurs, ABL Agent hereby appoints Term Loan Agent, and any officer or agent of Term Loan Agent, with full power of substitution, the attorney-in-fact of each of the ABL Claimholders for the limited purpose of carrying out the provisions of this Section 4.4 and taking any action and executing any instrument that Term Loan Agent may reasonably deem necessary or advisable to accomplish the purposes of this Section 4.4, which appointment is irrevocable and coupled with an interest.

4.5           Prepayments.  Without the prior written consent of ABL Agent, no Term Loan Claimholder will take, demand, or receive from any Grantor any optional or voluntary prepayment of principal (whether by set-off, redemption, defeasance, or other payment or distribution) with respect to any Term Loan Debt, except for prepayments permitted by the ABL Credit Agreement as specified in a certificate signed by the chief financial officer of Parent and delivered to Term Loan Agent.  Term Loan Agent shall be entitled to rely on statements in such certificates as to permitted prepayments without any obligation to determine the accuracy of such statements.  If any prepayments are received in violation of this Section 4.5, at any time before the Payment in Full of the ABL Debt by one or more of the Term Loan Claimholders, they shall be held in trust for the benefit of the ABL Claimholders and forthwith paid over to ABL Agent.

4.6           Application of Payments.  Subject to the other terms of this Agreement, all payments received (not in violation of this Agreement) by (a) the ABL Claimholders may be applied, reversed, and reapplied, in whole or in part, to the ABL Debt to the extent provided for in the ABL Documents, and (b) the Term Loan Claimholders may be applied, reversed, and reapplied, in whole or in part, to the Term Loan Debt to the extent provided for in the Term Loan Documents.

4.7           Revolving Nature of ABL Debt.  Term Loan Agent acknowledges and agrees that the ABL Credit Agreement includes a revolving commitment and that the amount of the ABL Debt that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed.

SECTION 5.  Releases; Dispositions; Other Agreements.

5.1           Releases.

(a)             ABL Agent shall have the exclusive right to make determinations regarding the release or Disposition of any ABL Priority Collateral pursuant to the terms of the ABL Documents or in accordance with the provisions of this Agreement, in each case without any consultation with, consent of, or notice to any of the Term Loan Claimholders.

(b)           Term Loan Agent shall have the exclusive right to make determinations regarding the release or Disposition of any Term Loan Priority Collateral pursuant to the terms of the Term Loan Documents or in accordance with the provisions of this Agreement, in each case without any consultation with, consent of, or notice to any of the ABL Claimholders.

(c)           If, in connection with an Enforcement Action by ABL Agent as provided for in Section 3, ABL Agent releases any of its Liens on any part of the ABL Priority Collateral (or such Liens are released by operation of law), then the Liens of Term Loan Agent on such ABL Priority Collateral, shall be automatically, unconditionally, and simultaneously released.

(d)           If, in connection with an Enforcement Action by Term Loan Agent as provided for in Section 3, Term Loan Agent releases any of its Liens on any part of the Term Loan Priority Collateral (or such Liens are released by operation of law), then the Liens of ABL Agent on such Term Loan Priority Collateral, shall be automatically, unconditionally, and simultaneously released.

(e)           If, in connection with any Disposition of any ABL Priority Collateral permitted under the terms of the ABL Documents as in effect as of the date hereof, ABL Agent releases any of its Liens on the portion of the ABL Priority Collateral that is the subject of such Disposition, other than (i) in connection with the Payment in Full of ABL Debt, or (ii) after the occurrence and during the continuance of any Term Loan Default, then the Liens of Term Loan Agent on such ABL Priority Collateral shall be automatically, unconditionally, and simultaneously released.

(f)           If, in connection with any Disposition of any Term Loan Priority Collateral permitted under the terms of the Term Loan Documents as in effect as of the date hereof, Term Loan Agent releases any of its Liens on the portion of the Term Loan Priority Collateral that is the subject of such Disposition, other than (i) in connection with the Payment in Full of Term Loan Debt, or (ii) after the occurrence and during the continuance of any ABL Default, then the Liens of ABL Agent on such Term Loan Priority Collateral shall be automatically, unconditionally, and simultaneously released.

(g)           In the event of any private or public Disposition of all or any material portion of the ABL Priority Collateral by one or more Grantors with the consent of ABL Agent after the occurrence and during the continuance of an ABL Default (and prior to the Payment in Full of ABL Debt), which Disposition is conducted by such Grantors with the consent of ABL Agent in connection with good faith efforts by ABL Agent to collect the ABL Debt through the Disposition of ABL Priority Collateral (any such Disposition, an "ABL Default Disposition"), then the Liens of Term Loan Agent on such ABL Priority Collateral shall be automatically, unconditionally, and simultaneously released so long as (i) ABL Agent also releases its Liens on such ABL Priority Collateral, and (ii) the net cash proceeds of any such ABL Default Disposition are applied in accordance with Section 4.1(a) (as if they were proceeds received in connection with an Enforcement Action).

(h)           In the event of any private or public Disposition of all or any material portion of the Term Loan Priority Collateral by one or more Grantors with the consent of Term Loan Agent after the occurrence and during the continuance of a Term Loan Default (and prior to the Payment in Full of Term Loan Debt), which Disposition is conducted by such Grantors with the consent of Term Loan Agent in connection with good faith efforts by Term Loan Agent to collect the Term Loan Debt through the Disposition of Term Loan Priority Collateral (any such Disposition, a "Term Loan Default Disposition"), then the Liens of ABL Agent on such Term Loan Priority Collateral shall be automatically, unconditionally, and simultaneously released so long as (i) Term Loan Agent also releases its Liens on such Term Loan Priority Collateral, and (ii) the net cash proceeds of any such Term Loan Default Disposition are applied in accordance with Section 4.1(c) (as if they were proceeds received in connection with an Enforcement Action).

(i)           To the extent that the Liens of Term Loan Agent in and to any ABL Priority Collateral are to be released as provided in this Section 5.1,

(i)           Term Loan Agent shall promptly, upon the written request of ABL Agent, execute and deliver such release documents and confirmations of the authorization to file UCC amendments, in each case, as ABL Agent may reasonably require in connection with such Disposition to evidence and effectuate such release; provided, that any such release or UCC amendment by Term Loan Agent shall not extend to or otherwise affect any of the rights, if any, of Term Loan Agent to the proceeds from any such Disposition of any Collateral,

(ii)           from and after the time that the Liens of the Term Loan Agent in and to such ABL Priority Collateral are released, Term Loan Agent shall be automatically and irrevocably deemed to have authorized ABL Agent to file UCC amendments releasing the ABL Priority Collateral subject to such Disposition,

(iii)           the Term Loan Claimholders shall be deemed to have consented under the Term Loan Documents to such Disposition to the same extent as the consent of the ABL Claimholders, and

(iv)           in accordance with the provisions of applicable law, the Liens of Term Loan Agent shall automatically attach to any proceeds of any Collateral subject to any such Disposition to the extent not used to repay ABL Debt.

(j)           To the extent that the Liens of ABL Agent in and to any Term Loan Priority Collateral are to be released as provided in this Section 5.1,

(i)           ABL Agent shall promptly, upon the written request of Term Loan Agent, execute and deliver such release documents and confirmations of the authorization to file UCC amendments, in each case, as Term Loan Agent may reasonably require in connection with such Disposition to evidence and effectuate such release; provided, that any such release or UCC amendment by ABL Agent shall not extend to or otherwise affect any of the rights, if any, of ABL Agent to the proceeds from any such Disposition of any Collateral,

(ii)           from and after the time that the Liens of the ABL Agent in and to such Term Loan Priority Collateral are released, ABL Agent shall be automatically and irrevocably deemed to have authorized Term Loan Agent to file UCC amendments releasing the Term Loan Priority Collateral subject to such Disposition,

(iii)           ABL Agent shall be deemed to have consented under the ABL Documents to such Disposition to the same extent as the consent of the Term Loan Claimholders, and

(iv)           in accordance with the provisions of applicable law, the Liens of ABL Agent shall automatically attach to any proceeds of any Collateral subject to any such Disposition to the extent not used to repay Term Loan Debt.

(k)           Until the Payment in Full of ABL Debt occurs, Term Loan Agent hereby irrevocably constitutes and appoints ABL Agent and any officer or agent of ABL Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Term Loan Agent or in ABL Agent’s own name, from time to time in ABL Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action with respect to the ABL Priority Collateral and to execute and deliver any and all documents and instruments with respect thereto that may be necessary to accomplish the purposes of this Section 5.1, including any financing statement amendments (form UCC3) or any other endorsements or other instruments of transfer or release with respect to the ABL Priority Collateral.

(l)           Until the Payment in Full of Term Loan Debt occurs, ABL Agent hereby irrevocably constitutes and appoints Term Loan Agent and any officer or agent of Term Loan Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of ABL Agent or such holder or in Term Loan Agent’s own name, from time to time in Term Loan Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action with respect to the Term Loan Priority Collateral and to execute and deliver any and all documents and instruments with respect thereto that may be necessary to accomplish the purposes of this Section 5.1, including any financing statement amendments (form UCC3) or any other endorsements or other instruments of transfer or release with respect to the Term Loan Priority Collateral.

(m)           Until the Payment in Full of ABL Debt occurs, to the extent that the ABL Claimholders (i) have released any Lien on ABL Priority Collateral or any Grantor with respect to the ABL Debt, and any such Liens or obligations are later reinstated, or (ii) obtain any new Liens from any Grantor or obtain a guaranty from any Grantor of the ABL Debt, then Term Loan Agent shall be entitled to obtain a Lien on any such ABL Priority Collateral, subject to the terms (including the lien subordination provisions) of this Agreement, and a guaranty from such Grantor or the Term Loan Debt, as the case may be.

(n)           Until the Payment in Full of Term Loan Debt occurs, to the extent that the Term Loan Claimholders (i) have released any Lien on Term Loan Priority Collateral or any Grantor with respect to the Term Loan Debt, and any such Liens or obligations are later reinstated, or (ii) obtain any new Liens from any Grantor or obtain a guaranty from any Grantor of the Term Loan Debt, then ABL Agent shall be entitled to obtain a Lien on any such Term Loan Priority Collateral, subject to the terms (including the lien subordination provisions) of this Agreement, and a guaranty from such Grantor of the ABL Debt, as the case may be.

5.2           Insurance.

(a)           Unless and until the Payment in Full of ABL Debt has occurred: (i) ABL Agent shall have the sole and exclusive right, subject to the rights of Grantors under the ABL Documents, to adjust and settle any claim under any insurance policy in respect of the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral; and (ii) all proceeds of any such insurance policy and any such award (or any payments with respect to a deed in lieu of condemnation) shall be paid, subject to the rights of Grantors under the ABL Documents and the Term Loan Documents, first to ABL Agent in accordance with the priorities set forth in Section 4.1(a), until paid in full in cash, second to Term Loan Agent in accordance with the priorities set forth in Section 4.1(a), until paid in full in cash, and third, to the owner of the subject property, such other person as may be entitled thereto, or as a court of competent jurisdiction may otherwise direct.  If any of the Term Loan Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Section 5.2(a), it shall pay such proceeds over to ABL Agent in accordance with the terms of Section 4.2.

(b)           To effectuate the foregoing, Grantors shall provide ABL Agent and Term Loan Agent with separate lender’s loss payable endorsements naming themselves as loss payee and additional insured, as their interests may appear, with respect to policies which insure Collateral hereunder.

5.3           Amendments; Refinancings; Legend.

(a)           The ABL Documents may be amended, supplemented, or otherwise modified in accordance with their terms and the ABL Debt may be Refinanced, in each case without notice to, or the consent of, the Term Loan Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided, that, in the case of a Refinancing, the holders of such Refinancing debt shall have bound themselves (in a writing addressed to Term Loan Agent) to the terms of this Agreement; provided further, that any such amendment, supplement, modification, or Refinancing shall not, without the prior written consent of Term Loan Agent (which it shall be authorized to consent to based upon an affirmative vote of the Required Lenders, as defined in the Term Loan Credit Agreement):

(i)           contravene the provisions of this Agreement;

(ii)           increase the “Applicable Margin” or similar component of the interest rate by more than 3.00 percentage points per annum (excluding increases resulting from (A) increases in the underlying reference rate not caused by an amendment, supplement, modification or Refinancing of the ABL Credit Agreement, (B) the application of the pricing grid set forth in the ABL Credit Agreement, or (C) the accrual of interest at the default rate);

(iii)           modify (or have the effect of a modification of) the mandatory prepayment provisions of the ABL Credit Agreement or any ABL Document in a manner that makes them more restrictive to Grantors; or

(iv)           change any covenants, defaults, or events of default under the ABL Credit Agreement or any other ABL Document (including the addition of covenants, defaults, or events of default not contained in the ABL Credit Agreement or other ABL Documents as in effect on the date hereof) to restrict any Grantor from making payments of the Term Loan Debt that would otherwise be permitted under the ABL Documents as in effect on the date hereof.

(b)           The Term Loan Documents may be amended, supplemented, or otherwise modified in accordance with their terms and the Term Loan Debt may be Refinanced, in each case without notice to, or the consent of, any of the ABL Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided, that, in the case of a Refinancing, the holders of such Refinancing debt shall have bound themselves (in a writing addressed to ABL Agent) to the terms of this Agreement; provided further, that any such amendment, supplement, modification, or Refinancing shall not, without the prior written consent of ABL Agent (which it shall be authorized to consent to based upon an affirmative vote of the Required Lenders, as defined in the ABL Credit Agreement):

(i)           contravene the provisions of this Agreement;

(ii)           increase the “Applicable Margin” or similar component of the cash pay portion of any interest rate by more than 3.00 percentage points per annum (excluding increases resulting from the accrual of interest at the default rate);

(iii)           change to earlier dates any dates upon which payments of principal or interest are due thereon;

(iv)           change any covenants, defaults, or events of default under the Term Loan Credit Agreement or any other Term Loan Document (including the addition of covenants, defaults, or events of default not contained in the Term Loan Credit Agreement or other Term Loan Documents as in effect on the date hereof) to restrict any Grantor from making payments of the ABL Debt that would otherwise be permitted under the Term Loan Documents as in effect on the date hereof; or

(v)           change the redemption, mandatory prepayment, or defeasance provisions thereof.

(c)           Each Borrower agrees that any promissory note evidencing the ABL Debt shall at all times include the following language (or language to similar effect approved by Term Loan Agent):

“Anything herein to the contrary notwithstanding, the liens and security interests securing the obligations evidenced by this promissory note, the exercise of any right or remedy with respect thereto, and certain of the rights of the holder hereof are subject to the provisions of the Intercreditor Agreement dated as of May 24, 2012 (as amended, restated, supplemented, or otherwise modified from time to time, the “Intercreditor Agreement”), by and between Wells Fargo Bank, N.A., as ABL Agent, and Wilmington Trust, National Association, as Term Loan Agent.  In the event of any conflict between the terms of the Intercreditor Agreement and this promissory note, the terms of the Intercreditor Agreement shall govern and control.”

(d)           Each Borrower agrees that any promissory note evidencing the Term Loan Debt shall at all times include the following language (or language to similar effect approved by ABL Agent):

“Anything herein to the contrary notwithstanding, the liens and security interests securing the obligations evidenced by this promissory note, the exercise of any right or remedy with respect thereto, and certain of the rights of the holder hereof are subject to the provisions of the Intercreditor Agreement dated as of May 24, 2012 (as amended, restated, supplemented, or otherwise modified from time to time, the “Intercreditor Agreement”), by and between Wells Fargo Bank, N.A., as ABL Agent, and Wilmington Trust, National Association, as Term Loan Agent.  In the event of any conflict between the terms of the Intercreditor Agreement and this promissory note, the terms of the Intercreditor Agreement shall govern and control.”

5.4           Bailee for Perfection.

(a)           ABL Agent and Term Loan Agent each agree to hold or control that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees), to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC or other applicable law (such Collateral being referred to as the “Pledged Collateral”), as gratuitous bailee and as a non-fiduciary representative for Term Loan Agent or ABL Agent, as applicable (such bailment and agency being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2), 9-313(c), 9-104, 9-105, 9-106, and 9-107 of the UCC), solely for the purpose of perfecting the security interest granted under the Term Loan Documents or the ABL Documents, as applicable, subject to the terms and conditions of this Section 5.4.  Term Loan Agent hereby appoints ABL Agent as its gratuitous bailee and non-fiduciary representative for the purposes of perfecting their security interest in all Pledged Collateral in which ABL Agent has a perfected security interest under the UCC.  ABL Agent hereby appoints Term Loan Agent as its gratuitous bailee and non-fiduciary representative for the purposes of perfecting their security interest in all Pledged Collateral in which Term Loan Agent has a perfected security interest under the UCC.  Each of ABL Agent and Term Loan Agent hereby accept such appointments pursuant to this Section 5.4 and acknowledge and agree that it shall act for the benefit of and on behalf of the other Claimholders with respect to any Pledged Collateral and that any Proceeds received by ABL Agent or Term Loan Agent, as the case may be, under any Pledged Collateral shall be applied in accordance with Section 4.  Unless and until the Payment in Full of the ABL Debt, Term Loan Agent agrees to promptly notify ABL Agent of any Pledged Collateral constituting ABL Priority Collateral held by it or by any other Term Loan Claimholder, and, immediately upon the request of ABL Agent at any time prior to the Payment in Full of the ABL Debt, Term Loan Agent agrees to deliver to ABL Agent any such Pledged Collateral held by it or by any other Term Loan Claimholder, together with any necessary endorsements (or otherwise allow ABL Agent to obtain control of such Pledged Collateral).  Unless and until the Payment in Full of the Term Loan Debt, ABL Agent agrees to promptly notify Term Loan Agent of any Pledged Collateral constituting Term Loan Priority Collateral held by it or by any other ABL Claimholder, and, immediately upon the request of Term Loan Agent at any time prior to the Payment in Full of the Term Loan Debt, ABL Agent agrees to deliver to Term Loan Agent any such Pledged Collateral held by it or by any other ABL Claimholder, together with any necessary endorsements (or otherwise allow Term Loan Agent to obtain control of such Pledged Collateral).

(b)           ABL Agent shall have no obligation whatsoever to any of the Term Loan Claimholders to ensure that the Pledged Collateral is genuine or owned by any of Grantors or to preserve rights or benefits of any person except as expressly set forth in this Section 5.4.  Term Loan Agent shall have no obligation whatsoever to any of the ABL Claimholders to ensure that the Pledged Collateral is genuine or owned by any of Grantors or to preserve rights or benefits of any person except as expressly set forth in this Section 5.4.  The duties or responsibilities of ABL Agent under this Section 5.4 shall be limited solely to holding or controlling the Pledged Collateral as bailee and non-fiduciary representative in accordance with this Section 5.4 and delivering any Pledged Collateral in its possession or control (or in the possession or control of its agents or bailees) upon a Payment in Full of ABL Debt as provided in Section 5.6.  The duties or responsibilities of Term Loan Agent under this Section 5.4 shall be limited solely to holding or controlling the Pledged Collateral as bailee and non-fiduciary representative in accordance with this Section 5.4 and delivering any Pledged Collateral in its possession or control (or in the possession or control of its agents or bailees) upon a Payment in Full of Term Loan Debt as provided in Section 5.6.

(c)           ABL Agent, in acting pursuant to this Section 5.4, shall not have, or be deemed to have, a fiduciary relationship in respect of any of the Term Loan Claimholders.  Term Loan Agent, in acting pursuant to this Section 5.4, shall not have, or be deemed to have, a fiduciary relationship in respect of any of the ABL Claimholders.

(d)           Upon Payment in Full of ABL Debt, ABL Agent shall, to the extent permitted by applicable law, deliver the remaining tangible Pledged Collateral in its possession or control (or in the possession or control of its agents or bailees), if any, together with any necessary endorsements, first, to Term Loan Agent, if Term Loan Debt remains outstanding as confirmed to ABL Agent in writing by Term Loan Agent, and, if Term Loan Agent confirms that no Term Loan Debt is outstanding, second, to Borrowers.  At such time, ABL Agent further agrees to take all other action reasonably requested by Term Loan Agent in writing at the expense of the Grantors (including amending any outstanding control agreements) to enable Term Loan Agent to obtain a first priority security interest in the Collateral.  Without limiting the foregoing, Term Loan Agent agrees that no ABL Claimholder will have any duty or obligation first to marshal or realize upon the ABL Priority Collateral, or to sell, dispose of, or otherwise realize upon all or any portion of the ABL Priority Collateral, in any manner that would maximize the return to the Term Loan Claimholders, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Term Loan Claimholders from such realization, sale, disposition or liquidation.

(e)           Upon Payment in Full of Term Loan Debt, Term Loan Agent shall, to the extent permitted by applicable law, deliver the remaining tangible Pledged Collateral in its possession or control (or in the possession or control of its agents or bailees), if any, together with any necessary endorsements, first, to ABL Agent, if any ABL Debt (or commitments to extend ABL Debt) remains outstanding as confirmed to Term Loan Agent in writing by ABL Agent, and, if ABL Agent confirms that no ABL Debt (or commitments to extend ABL Debt) is outstanding, second, to Borrowers.  At such time, Term Loan Agent further agrees to take all other action reasonably requested by ABL Agent in writing at the expense of the Grantors (including amending any outstanding control agreements) to enable ABL Agent to obtain a first priority security interest in the Collateral.  Without limiting the foregoing, ABL Agent agrees that no Term Loan Claimholder will have any duty or obligation first to marshal or realize upon the Term Loan Priority Collateral, or to sell, dispose of or otherwise realize upon all or any portion of the Term Loan Priority Collateral, in any manner that would maximize the return to the ABL Claimholders, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the ABL Claimholders from such realization, sale, disposition or liquidation.

5.5           When Payment in Full of ABL Debt or Payment in Full of Term Loan Debt Deemed to Not Have Occurred.

(a)           If any Borrower enters into any Refinancing of the ABL Debt that is intended to be secured by the ABL Priority Collateral on a first priority basis, then a Payment in Full of ABL Debt shall be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinancing of such ABL Debt shall be treated as ABL Debt for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and ABL Agent under the ABL Documents effecting such Refinancing shall be ABL Agent for all purposes of this Agreement.  ABL Agent under such ABL Documents shall agree (in a writing addressed to Term Loan Agent) to be bound by the terms of this Agreement and Term Loan Agent agrees to acknowledge and accept such writing.

(b)           If any Borrower enters into any Refinancing of the Term Loan Debt that is intended to be secured by the Term Loan Priority Collateral on a first priority basis, then a Payment in Full of Term Loan Debt shall be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinancing of such Term Loan Debt shall be treated as Term Loan Debt for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and Term Loan Agent under the Term Loan Documents effecting such Refinancing shall be Term Loan Agent for all purposes of this Agreement.  Term Loan Agent under such Term Loan Documents shall agree (in a writing addressed to ABL Agent) to be bound by the terms of this Agreement and ABL Agent agrees to acknowledge and accept such writing.

5.6           Transfer of Pledged Collateral.

(a)           ABL Agent hereby agrees that upon the Payment in Full of the ABL Debt, to the extent permitted by applicable law, upon the written request of Term Loan Agent (with all costs and expenses in connection therewith to be for the account of Term Loan Agent and to be paid by Grantors):

(i)           ABL Agent shall, without recourse or warranty, take commercially reasonable steps to transfer the possession and control of the Pledged Collateral, if any, then in its possession or control, to Term Loan Agent, except in the event and to the extent (A) such Collateral is sold, liquidated, or otherwise disposed of by any of the ABL Claimholders or by a Grantor as provided herein in full or partial satisfaction of any of the ABL Debt or (B) it is otherwise required by any order of any court or other governmental authority or applicable law;  and

(ii)           in connection with the terms of any collateral access agreement, whether with a landlord, processor, warehouseman, or other third party or any control agreement, ABL Agent shall notify the other parties thereto that its rights thereunder have been assigned to Term Loan Agent (to the extent such assignment is not prohibited by the terms of such agreement) and shall confirm to such parties that Term Loan Agent is thereafter the “Agent” (or other comparable term) as such term is used in any such agreement and is otherwise entitled to the rights of the secured party under such agreement.

(b)           Term Loan Agent hereby agrees that upon the Payment in Full of the Term Loan Debt, to the extent permitted by applicable law, upon the written request of ABL Agent (with all costs and expenses in connection therewith to be for the account of ABL Agent and to be paid by Grantors):

(i)           Term Loan Agent shall, without recourse or warranty, take commercially reasonable steps to transfer the possession and control of the Pledged Collateral, if any, then in its possession or control, to ABL Agent, except in the event and to the extent (A) such Collateral is sold, liquidated, or otherwise disposed of by any of the Term Loan Claimholders or by a Grantor as provided herein in full or partial satisfaction of any of the Term Loan Debt or (B) it is otherwise required by any order of any court or other governmental authority or applicable law;  and

(ii)           in connection with the terms of any collateral access agreement, whether with a landlord, processor, warehouseman, or other third party or any control agreement, Term Loan Agent shall notify the other parties thereto that its rights thereunder have been assigned to ABL Agent (to the extent such assignment is not prohibited by the terms of such agreement) and shall confirm to such parties that ABL Agent is thereafter the “Agent” (or other comparable term) as such term is used in any such agreement and is otherwise entitled to the rights of the secured party under such agreement.

(c)           The foregoing provisions shall not impose on any of the ABL Claimholders or any of the Term Loan Claimholders any obligations that would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or other governmental authority or any applicable law or give rise to risk of legal liability.

SECTION 6.    Insolvency Proceedings.

6.1           Enforceability and Continuing Priority.   This Agreement shall be applicable both before and after the commencement of any Insolvency Proceeding and all converted or succeeding cases in respect thereof.  The relative rights of the Claimholders in or to any distributions from or in respect of any Collateral, or proceeds of Collateral, shall continue after the commencement of any Insolvency Proceeding.  Accordingly, the provisions of this Agreement are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510 of the Bankruptcy Code.

6.2           Financing.

(a)           Until the Payment in Full of ABL Debt, if any Grantor shall be subject to any Insolvency Proceeding and if ABL Agent consents to the use of cash collateral (as such term is defined in Section 363(a) of the Bankruptcy Code) constituting ABL Priority Collateral (herein, “ABL Cash Collateral”), or consents to such Grantor obtaining financing, whether from any of the ABL Claimholders or any other Person, provided under Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law secured by a Lien on ABL Priority Collateral (such financing, an “ABL DIP Financing”), and if such ABL Cash Collateral use or ABL DIP Financing, as applicable, meets the applicable ABL Financing Conditions, then Term Loan Agent unconditionally agrees that it will consent to such ABL Cash Collateral use or will raise no objection to such ABL DIP Financing, as applicable, and, if ABL DIP Financing is involved, Term Loan Agent will subordinate its Liens in the ABL Priority Collateral  (and in any other assets (other than Term Loan Priority Collateral) of the Grantors that may serve as collateral (including avoidance actions or the proceeds thereof) for such ABL DIP Financing) to the Liens securing such ABL DIP Financing.  If such ABL Cash Collateral use or ABL DIP Financing, as applicable, meets some, but not all, of the applicable ABL Financing Conditions, then Term Loan Agent unconditionally agrees that it will only withhold its consent to such ABL Cash Collateral use and will only raise an objection to such ABL DIP Financing based upon the ABL Financing Condition(s) which are not met and will not withhold its consent or object on any other basis and, if ABL DIP Financing is involved and any permitted objection of Term Loan Agent is withdrawn, overruled, or otherwise eliminated, Term Loan Agent will subordinate its Liens in the ABL Priority Collateral (and in any other assets (other than Term Loan Priority Collateral) of the Grantors that may serve as collateral (including avoidance actions or the proceeds thereof) for such ABL DIP Financing) to the Liens securing such ABL DIP Financing.  Term Loan Agent agrees that it shall not, and nor shall any of the Term Loan Claimholders, directly or indirectly, provide, offer to provide, or support any ABL DIP Financing secured by a Lien on the ABL Priority Collateral senior to or pari passu with the Liens securing the ABL Debt.  If, in connection with any ABL Cash Collateral use or ABL DIP Financing, any Liens on the ABL Priority Collateral held by the ABL Claimholders to secure the ABL Debt are subject to a surcharge or are subordinated to an administrative priority claim, a professional fee “carve-out,” or fees owed to the United States Trustee, then the Liens on the ABL Priority Collateral of the Term Loan Claimholders securing the Term Loan Debt shall also be subordinated to such interest or claim and shall remain subordinated to the Liens on the ABL Priority Collateral of the ABL Claimholders consistent with this Agreement.

(b)           Until the Payment in Full of Term Loan Debt, if any Grantor shall be subject to any Insolvency Proceeding and if Term Loan Agent consents to the use of cash collateral (as such term is defined in Section 363(a) of the Bankruptcy Code) constituting Term Loan Priority Collateral (herein, “Term Loan Cash Collateral”), or consents to such Grantor to obtaining financing, whether from the Term Loan Claimholders or any other Person, provided under Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law secured by a Lien on Term Loan Priority Collateral (such financing, a “Term Loan DIP Financing”), and if such Term Loan Cash Collateral use or Term Loan DIP Financing, as applicable, meets the applicable Term Loan Financing Conditions, then ABL Agent unconditionally agrees that it will consent to such Term Loan Cash Collateral use and will raise no objection to such Term Loan DIP Financing, as applicable, and, if Term Loan DIP Financing is involved, ABL Agent will subordinate its Liens in the Term Loan Priority Collateral (and in any other assets (other than ABL Priority Collateral) of the Grantors that may serve as collateral (including avoidance actions or the proceeds thereof) for such Term Loan DIP Financing) to the Liens securing such Term Loan DIP Financing.  If such Term Loan Cash Collateral use or Term Loan DIP Financing, as applicable, meets some, but not all, of the applicable Term Loan Financing Conditions, then ABL Agent unconditionally agrees that it will only withhold its consent to such Term Loan Cash Collateral use and will only raise an objection to such Term Loan DIP Financing based upon the Term Loan Financing Condition(s) which are not met and will not withhold its consent or object on any other basis and, if Term Loan DIP Financing is involved and any permitted objection of ABL Agent is withdrawn, overruled, or otherwise eliminated, ABL Agent will subordinate its Liens in the Term Loan Priority Collateral (and in any other assets (other than ABL Priority Collateral) of the Grantors that may serve as collateral (including avoidance actions or the proceeds thereof) for such Term Loan DIP Financing) to the Liens securing such Term Loan DIP Financing.  If the proposed Term Loan DIP Financing meets the applicable Term Loan Financing Conditions, ABL Agent agrees that it shall not, and nor shall any of the ABL Claimholders, directly or indirectly, provide, offer to provide, or support any Term Loan DIP Financing secured by a Lien on the Term Loan Priority Collateral that is senior to or pari passu with the Liens securing the Term Loan Debt.  If, in connection with any Term Loan Cash Collateral use or Term Loan DIP Financing, any Liens on the Term Loan Priority Collateral held by the Term Loan Claimholders to secure the Term Loan Debt are subject to a surcharge or are subordinated to an administrative priority claim, a professional fee “carve-out,” or fees owed to the United States Trustee, then the Liens on the Term Loan Priority Collateral of the ABL Claimholders securing the ABL Debt shall also be subordinated to such interest or claim and shall remain subordinated to the Liens on the Term Loan Priority Collateral of the Term Loan Claimholders consistent with this Agreement.

(c)           All Liens granted to ABL Agent or Term Loan Agent in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the parties to be and shall be deemed to be subject to the Lien priorities in Section 2.1 and the other terms and conditions of this Agreement.

6.3           Sales.  Each Junior Agent agrees that it will consent to, and will not object or oppose, or support, directly or indirectly, any other person seeking to object or oppose, a motion by a Grantor that is supported by the Priority Agent to Dispose of any of its Priority Collateral free and clear of the Liens of the Junior Agent under Section 363 or Section 1129 of the Bankruptcy Code if (a) the Priority Agent has consented to the sale of such Collateral free and clear of the Liens of the Priority Agent, (b) such motion does not impair, subject to the priorities set forth in this Agreement, the rights of the Junior Claimholders under Section 363(k) of the Bankruptcy Code (so long as the right of the Junior Claimholders to offset their claims against the purchase price only arises after the Priority Debt has been paid in full in cash), and (c) either (i) pursuant to court order, the Liens of the Junior Agent attach to the net proceeds of the Disposition with the same priority and validity as the Liens held by such Junior Agent on such Priority Collateral, and the Liens remain subject to the terms of this Agreement, or (ii) the proceeds of the Disposition are applied in accordance with Section 4.1.  The foregoing to the contrary notwithstanding, the Junior Claimholders may oppose or raise any objections to such Disposition of such Priority Collateral that could be raised by a creditor of Grantors whose claims are not secured by Liens on such Priority Collateral, provided that such opposition or objections are not inconsistent with any other term or provision of this Agreement, do not include an opposition or objection to the proposed bidding procedures, and are not based on their status as secured creditors (without limiting the foregoing, the Junior Claimholders may not oppose or raise any objections based on rights afforded by Sections 363(e) and (f) of the Bankruptcy Code to secured creditors (or any comparable provision of any other Bankruptcy Law) with respect to the Liens granted to the Junior Agent in respect of such assets).

6.4           Relief from the Automatic Stay.  Until the Payment in Full of Priority Debt has occurred, Junior Agent agrees not to (a) seek (or support any other person seeking) relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any Priority Collateral, without the prior written consent of Priority Agent; provided, that Junior Agent may seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of such Priority Collateral if and to the extent that Priority Agent has obtained relief from or modification of such stay in respect of the Priority Collateral, or (b) oppose any request by the Priority Agent or any Priority Claimholder to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any Priority Collateral.

6.5           Adequate Protection.

(a)           In any Insolvency Proceeding involving a Grantor,

(i)           each Junior Claimholder agrees that it shall not object to or contest, or support any other person objecting or contesting (and instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right to do so):

(A)           any request by any Priority Claimholder with respect to any Priority Collateral prior to the applicable Payment in Full of Priority Debt, for adequate protection of its interest in the Priority Collateral, including a request for replacement or additional Liens on post-petition assets of the same type as such Priority Collateral; provided, any Junior Claimholder, solely in its capacity as a Priority Claimholder, may object to adequate protection in the form of cash payments to the extent such payment is sought to be paid from such Junior Claimholder’s Priority Collateral or the proceeds (or advances in respect) thereof, or

(B)           as applicable any (x) objection by any Priority Claimholder to any motion, relief, action, or proceeding based on such Priority Claimholders claiming a lack of adequate protection with respect to its Liens in their Priority Collateral, or (y) request by any of the Priority Claimholders for relief from the automatic stay with respect to its Priority Collateral;

(ii)           if any Priority Claimholder is granted adequate protection with respect to its rights in the Priority Collateral in the form of an additional or replacement Lien with respect to assets of the type included in such Priority Collateral, then Priority Agent agrees that Junior Agent shall also be entitled to seek, without objection from the Priority Claimholders, adequate protection in the form of an additional or replacement Lien with respect to the assets that are the subject of the Priority Claimholder’s additional or replacement Lien, which additional or replacement adequate protection Lien of the Junior Agent, if obtained, shall be subordinate to the adequate protection Liens in and to such assets securing the Priority Debt on the same basis as the other Liens securing the Junior Debt on the Junior Priority Collateral are subordinated to the Liens on the Priority Collateral securing the Priority Debt under this Agreement;

(iii)           no Junior Claimholder may seek adequate protection with respect to its rights in the Priority Collateral except for adequate protection in the form of an additional or replacement Lien in and to existing or future assets of Grantors, and Junior Agent further agrees that Priority Agent shall also be entitled to seek, without objection from the Junior Claimholders, a senior adequate protection Lien in and to such existing or future assets of Grantors as security for the Priority Debt and that any adequate protection Lien in and to the Priority Collateral securing the Junior Debt shall be subordinated to such senior adequate protection Lien in and to the Priority Collateral securing the Priority Debt on the same basis as the other Liens securing the Junior Debt are subordinated to the Liens on the Priority Collateral securing the Priority Debt under this Agreement;

(iv)           each Claimholder may seek adequate protection with respect to its rights in the Collateral in the form of an additional or replacement Lien in and to existing or future Excluded Collateral; provided, that,  if the ABL Claimholders and the Term Loan Claimholders each receive adequate protection in the form of Liens in and to the Excluded Collateral, then (A) any such Liens in and to Excluded Collateral granted as adequate protection of such Claimholder's interest in and to its Priority Collateral shall be senior in all respects, and prior to, any other Claimholder's Lien in and to such Excluded Collateral granted as adequate protection of such other Claimholder’s interest in and to its Junior Collateral, (B) any such Liens in and to Excluded Collateral granted as adequate protection of an ABL Claimholder’s interest in and to its Priority Collateral and any such Liens in and to Excluded Collateral granted as adequate protection of a Term Loan Claimholder's interest in and to its Priority Collateral shall rank equally and ratably (ratability being calculated based upon the relationship of the ABL Diminution Amount and the Term Loan Diminution Amount), and (C) any such Liens in and to Excluded Collateral granted as adequate protection of an ABL Claimholder’s interest in and to its Junior Collateral and any such Liens in and to Excluded Collateral granted as adequate protection of a Term Loan Claimholder's interest in and to its Junior Collateral shall rank equally and ratably (ratability being calculated based upon the relationship of the ABL Diminution Amount and the Term Loan Diminution Amount);

(v)           any adequate protection granted in favor of any Priority Claimholder in the form of a superpriority or other administrative expense claim and any claim in favor of any Priority Claimholder arising under Section 507(b) of the Bankruptcy Code ("Senior 507(b) Claims"), shall be pari passu with the grant of adequate protection in favor of the other Priority Claimholders in the form of a superpriority or other administrative expense claim and any Senior 507(b) Claims in favor of such other Priority Claimholders; and

(vi)           any claim arising under Section 507(b) of the Bankruptcy Code in favor of any Junior Claimholder shall be pari passu with the claims arising under Section 507(b) of the Bankruptcy Code in favor of the other Junior Claimholders (collectively, "Junior 507(b) Claims"), all Junior 507(b) Claims shall be junior and subordinate in right of payment to the Senior 507(b) Claims, and the holders of the Junior 507(b) Claims agree that, in connection with any plan of reorganization in such Insolvency Proceeding, such Junior 507(b) Claims may be paid in any combination of cash, securities, or other property having a present value equal to the amount of such Junior 507(b) Claims as of the effective date of confirmation of such plan.

(b)           No Junior Claimholder shall object to, oppose, or challenge any claim by any Priority Claimholder for allowance of Priority Debt consisting of post-petition interest, fees, or expenses.

6.6           Specific Sections of the Bankruptcy Code.  The Junior Claimholders shall not object to, oppose, support any objection, or take any other action to impede, the right of any Priority Claimholder to make an election under Section 1111(b)(2) of the Bankruptcy Code.  The Junior Claimholders waive any claim they may hereafter have against any Priority Claimholder arising out of the election by any Priority Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code.  The Junior Claimholders agree that they will not, directly or indirectly, assert or support the assertion of, and hereby waive any right that they may have to assert or support the assertion of any claim under Section 506(c) or the "equities of the case" exception of Section 552(b) of the Bankruptcy Code as against any Priority Claimholder or with respect to any of the Priority Collateral to the extent securing the Priority Debt; provided, that nothing herein shall restrict the holder of any DIP Financing from having, or seeking to have, such DIP Financing repaid, in whole or in part, from the proceeds of the assertion of any claim under Section 506(c) of the Bankruptcy Code (or any comparable provision of any other Bankruptcy Law).

6.7           No Waiver; Limitation.  Subject to Sections 3.1(a) and 3.2(a) and the other provisions of this Section 6, nothing contained herein shall prohibit or in any way limit any Agent or any other Claimholder from objecting in any Insolvency Proceeding involving a Grantor to any action taken by the other Agent or any other Claimholder, including the seeking by the other Agent or any other Claimholder of adequate protection or the assertion by the other Agent or any other Claimholder of any of its rights and remedies under the Term Loan Documents or the ABL Documents, as applicable.

6.8           Avoidance Issues.  If any Claimholder is required in any Insolvency Proceeding or otherwise to turn over, disgorge, or otherwise pay to the estate of any Grantor any amount paid in respect of the Debt of such Claimholder (or if any Claimholder elects to do so upon the advice of counsel) (a “Recovery”), then such Claimholder shall be entitled to a reinstatement of the applicable Debt with respect to all such amounts, and all rights, interests, priorities, and privileges recognized in this Agreement shall apply with respect to any such Recovery.  If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.9           Plan of Reorganization.

(a)           If, in any Insolvency Proceeding involving a Grantor, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a confirmed plan of reorganization or similar dispositive restructuring plan, both on account of ABL Debt and on account of Term Loan Debt, then, to the extent the debt obligations distributed on account of the ABL Debt and on account of the Term Loan Debt are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b)           The provisions of Section 1129(b)(1) of the Bankruptcy Code notwithstanding, the Claimholders agree that they will not propose, support, or vote in favor of any plan of reorganization of a Grantor that is inconsistent with the priorities or other provisions of this Agreement.

(c)           If, in connection with an Insolvency Proceeding involving a Grantor, the Term Loan Claimholders receive any cash, debt, or equity securities on account of their Term Loan Secured Claims in respect of their interest in the ABL Priority Collateral, the Term Loan Agent or the other Term Loan Claimholders, as applicable, shall turnover such cash, claims, or securities to ABL Agent for application in accordance with Section 4.1, unless (i) the receipt and retention of such cash, claims, or securities is permitted under Section 2.1, Section 6.5 or Section 6.9(c) of this Agreement, or (ii) the distribution of such cash, claims, or securities is made pursuant to a confirmed plan of reorganization of such Grantor that is accepted by the requisite affirmative vote of all classes composed of the secured claims of the ABL Claimholders.  Term Loan Agent irrevocably authorizes and empowers ABL Agent, in the name of each Term Loan Claimholder, to demand, sue for, collect, and receive any and all such distributions on account of any Term Loan Secured Claim in respect of such Term Loan Claimholder’s interest in the ABL Priority Collateral to which the ABL Claimholders are entitled hereunder.  Nothing in this Agreement prohibits or limits the right of the Term Loan Claimholders to receive and retain any cash, debt, or equity securities on account of Term Loan Deficiency Claims or in respect of any other portion of their Term Loan Secured Claims that are not on account of their interest in the ABL Priority Collateral. To the extent that the confirmed plan of reorganization does not specify whether the Term Loan Claimholders are receiving any particular distribution, in whole or in part, on account of the portion of their Term Loan Secured Claims that is in respect of the ABL Priority Collateral, such distribution shall be conclusively presumed to be on account of such portion of their Term Loan Secured Claims that is in respect of their interest in the Term Loan Priority Collateral.

(d)           If, in connection with an Insolvency Proceeding involving a Grantor, the ABL Claimholders receive any cash, debt, or equity securities on account of their ABL Secured Claims in respect of their interest in the Term Loan Priority Collateral, the ABL Agent or the other ABL Claimholders, as applicable, shall turnover such cash, claims, or securities to Term Loan Agent for application in accordance with Section 4.1, unless (i) the receipt and retention of such cash, claims, or securities is permitted under Section 2.1, Section 6.5 or Section 6.9(c) of this Agreement, or (ii) the distribution of such cash, claims, or securities is made pursuant to a confirmed plan of reorganization of such Grantor that is accepted by the requisite affirmative vote of all classes composed of the secured claims of the Term Loan Claimholders.  ABL Agent irrevocably authorizes and empowers Term Loan Agent, in the name of each ABL Claimholder, to demand, sue for, collect, and receive any and all such distributions on account of any ABL Secured Claim in respect of such ABL Claimholder’s interest in the Term Loan Priority Collateral to which the Term Loan Claimholders are entitled hereunder.  Nothing in this Agreement prohibits or limits the right of the ABL Claimholders to receive and retain any cash, debt, or equity securities on account of ABL Deficiency Claims or in respect of any other portion of their ABL Secured Claims that are not on account of their interest in the Term Loan Priority Collateral. To the extent that the confirmed plan of reorganization does not specify whether the ABL Claimholders are receiving any particular distribution, in whole or in part, on account of the portion of their ABL Secured Claims that is in respect of the Term Loan Priority Collateral, such distribution shall be conclusively presumed to be on account of such portion of their ABL Secured Claims that is in respect of their interest in the ABL Priority Collateral.

SECTION 7. Reliance; Waivers; Etc.

7.1           Reliance.  Other than any reliance on the terms of this Agreement, ABL Agent acknowledges that it and each of the other ABL Claimholders have, independently and without reliance on any of the Term Loan Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the ABL Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the ABL Documents or this Agreement.  Other than any reliance on the terms of this Agreement, Term Loan Agent acknowledges that it and each of the other Term Loan Claimholders have, independently and without reliance on any of the ABL Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Term Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Term Loan Documents or this Agreement.

7.2           No Warranties or Liability.  ABL Agent acknowledges and agrees that none of the Term Loan Claimholders have made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability, or enforceability of any of the Term Loan Documents, the ownership of any Collateral, or the perfection or priority of any Liens thereon.  Except as otherwise expressly provided herein, the Term Loan Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Term Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.  Term Loan Agent acknowledges and agrees that none of the ABL Claimholders has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability, or enforceability of any of the ABL Documents, the ownership of any Collateral, or the perfection or priority of any Liens thereon.  Except as otherwise expressly provided herein, the ABL Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the ABL Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.  The Term Loan Claimholders shall have no duty to the ABL Claimholders, and the ABL Claimholders shall have no duty to the Term Loan Claimholder, to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the ABL Documents and the Term Loan Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3           No Waiver of Lien Priorities.

(a)           No right of any of the Claimholders, any Agent or any of them to enforce any provision of this Agreement or any Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by any other Claimholder or Agent, or by any noncompliance by any person with the terms, provisions, and covenants of this Agreement, any of the Loan Documents, regardless of any knowledge thereof which any Agent or any other Claimholder may have (or be otherwise charged with).

(b)           Without in any way limiting the generality of the foregoing paragraph (but subject to any rights of Grantors under the ABL Documents and subject to the provisions of Section 5.3(a)), the ABL Claimholders may, at any time and from time to time in accordance with the ABL Documents or applicable law, without the consent of, or notice to, any of the Term Loan Claimholders, without incurring any liabilities to any of the Term Loan Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of any of the Term Loan Claimholders is affected, impaired, or extinguished thereby) do any one or more of the following without the prior written consent of Term Loan Agent:

(i)           change the manner, place, or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase, or alter, the terms of any of the ABL Debt or any Lien on any ABL Collateral or guarantee thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the ABL Debt, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify, or supplement in any manner any Liens held by any of the ABL Claimholders, the ABL Debt, or any of the ABL Documents;

(ii)           sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order all or any part of the ABL Priority Collateral or any liability of any Grantor to any of the ABL Claimholders, or any liability incurred directly or indirectly in respect thereof;

(iii)           settle or compromise any ABL Debt or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the ABL Debt) in any manner or order; and

(iv)           exercise or delay in or refrain from exercising any right or remedy against any Grantor or any other person, elect any remedy and otherwise deal freely with any Grantor or any ABL Priority Collateral and any guarantor or any liability of any Grantor to any of the ABL Claimholders or any liability incurred directly or indirectly in respect thereof.

(c)           Except as otherwise provided herein, Term Loan Agent also agrees that the ABL Claimholders shall have no liability to any of the Term Loan Claimholders, and Term Loan Agent hereby waives any claim of the Term Loan Claimholders against any of the ABL Claimholders arising out of any and all actions which any of the ABL Claimholders may, pursuant to the terms hereof, take, permit, or omit to take with respect to:

(i)           the ABL Documents;

(ii)           the collection of the ABL Debt; or

(iii)           the foreclosure upon, or sale, liquidation, or other disposition of, or the failure to foreclose upon, or sell, liquidate, or otherwise dispose of, any ABL Priority Collateral.  Term Loan Agent agrees that the ABL Claimholders have no duty to the Term Loan Claimholders in respect of the maintenance or preservation of the ABL Priority Collateral, the ABL Debt, or otherwise.

(d)           Without in any way limiting the generality of the provisions of Section 7.3(a), but subject to any rights of Grantors under the Term Loan Documents and subject to the provisions of Section 5.3(b), the Term Loan Claimholders may, at any time and from time to time in accordance with the Term Loan Documents or applicable law, without the consent of, or notice to, any of the ABL Claimholders, without incurring any liabilities to any of the ABL Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of any of the ABL Claimholders is affected, impaired, or extinguished thereby) do any one or more of the following without the prior written consent of ABL Agent:

(i)           change the manner, place, or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase, or alter, the terms of any of the Term Loan Debt or any Lien on any Term Loan Collateral or guarantee thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Term Loan Debt, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify, or supplement in any manner any Liens held by the Term Loan Claimholders, the Term Loan Debt, or any of the Term Loan Documents;

(ii)           sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Term Loan Priority Collateral or any liability of any Grantor to any Term Loan Claimholder, or any liability incurred directly or indirectly in respect thereof;

(iii)           settle or compromise any Term Loan Debt or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Term Loan Debt) in any manner or order; and

(iv)           exercise or delay in or refrain from exercising any right or remedy against any Grantor or any other person, elect any remedy and otherwise deal freely with any Grantor or any Term Loan Priority Collateral and any guarantor or any liability of any Grantor to any Term Loan Claimholder or any liability incurred directly or indirectly in respect thereof.

(e)           Except as otherwise provided herein, ABL Agent also agrees that the Term Loan Claimholders shall have no liability to any of the ABL Claimholders, and ABL Agent hereby waives any claim of the ABL Claimholders against any of the Term Loan Claimholders arising out of any and all actions which any of the Term Loan Claimholders may, pursuant to the terms hereof, take, permit or omit to take with respect to:

(i)           the Term Loan Documents;

(ii)           the collection of the Term Loan Debt; or

(iii)           the foreclosure upon, or sale, liquidation, or other disposition of, or the failure to foreclose upon, or sell, liquidate, or otherwise dispose of, any Term Loan Priority Collateral.  ABL Agent agrees that the Term Loan Claimholders have no duty to the ABL Claimholders in respect of the maintenance or preservation of the Term Loan Priority Collateral, the Term Loan Debt, or otherwise.

(f)           Until the Payment in Full of ABL Debt and the Payment in Full of Term Loan Debt, each of Term Loan Agent and ABL Agent agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead, or otherwise assert, or otherwise claim the benefit of, any marshaling, appraisal, valuation, or other similar right that may otherwise be available under applicable law with respect to the other Agent's Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4           Obligations Unconditional.  For so long as this Agreement is in full force and effect, all rights, interests, agreements, and obligations of the ABL Claimholders and the Term Loan Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a)           any lack of validity or enforceability of any ABL Documents or any Term Loan Documents;

(b)           except as otherwise expressly restricted in this Agreement, any change in the time, manner, or place of payment of, or in any other terms of, all or any of the ABL Debt or Term Loan Debt, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any ABL Document or any Term Loan Document;

(c)           except as otherwise expressly restricted in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the ABL Debt or Term Loan Debt or any guarantee thereof;

(d)           the commencement of any Insolvency Proceeding in respect of any Grantor; or

(e)           any other circumstances which otherwise might constitute a defense available to any Grantor in respect of the ABL Debt or the Term Loan Debt.

SECTION 8.  Representations and Warranties.

8.1           Representations and Warranties of Each Party.  Each party hereto represents and warrants to the other parties hereto as follows:

(a)  Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)  This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms.

(c)  The execution, delivery, and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any governmental authority and (ii) will not violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of such party or any order of any governmental authority or any provision of any indenture, agreement or other instrument binding upon such party.

8.2           Representations and Warranties of Each Agent.  ABL Agent and Term Loan Agent each represents and warrants to the other that it has been authorized by the ABL Claimholders or the Term Loan Claimholders, as applicable, under the ABL Credit Agreement or the Term Loan Credit Agreement, as applicable, to enter into this Agreement and that each of the agreements, covenants, waivers, and other provisions hereof is valid, binding, and enforceable against the ABL Lenders or Term Loan Lenders, as applicable, as fully as if they were parties hereto.

8.3           Survival.  All representations and warranties made by one party hereto in this Agreement shall be considered to have been relied upon by the other party hereto and shall survive the execution and delivery of this Agreement, regardless of any investigation made by any such other party.

SECTION 9. Miscellaneous.

9.1           Conflicts.  In the event of any conflict between the provisions of this Agreement and the provisions of any of the ABL Documents or any of the Term Loan Documents, the provisions of this Agreement shall govern and control.

9.2           Effectiveness; Continuing Nature of this Agreement; Severability.  This Agreement shall become effective when executed and delivered by the parties hereto.  This is a continuing agreement of lien subordination and the ABL Claimholders may continue, at any time and without notice to any Term Loan Claimholder, to extend credit and other financial accommodations to or for the benefit of any Grantor constituting ABL Debt in reliance hereof.  Each Agent hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement.  The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding.  Any provision of this Agreement that is prohibited or unenforceable shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  All references to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or trustee for such Grantor in any Insolvency Proceeding.  This Agreement shall terminate and be of no further force and effect:

(a)           with respect to the ABL Claimholders and the ABL Debt, on the date that the ABL Debt is paid in U.S. Dollars in full in cash or immediately available funds and all commitments, if any, to extend credit to Borrowers are terminated or have expired; and

(b)           with respect to the Term Loan Claimholders and the Term Loan Debt, on the date that the Term Loan Debt is paid in U.S. Dollars in full in cash or immediately available funds and all commitments, if any, to extend credit to Borrowers are terminated or have expired.

9.3           Amendments; Waivers.  No amendment, modification, or waiver of any of the provisions of this Agreement shall be effective unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.

9.4           Information Concerning Financial Condition of the Parent and its Subsidiaries.  The ABL Claimholders, on the one hand, and the Term Loan Claimholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Parent and its Subsidiaries and all endorsers or guarantors of the ABL Debt or the Term Loan Debt and (b) all other circumstances bearing upon the risk of nonpayment of the ABL Debt or the Term Loan Debt.  The ABL Claimholders shall have no duty to advise the Term Loan Claimholders of information known to them regarding such condition or any such circumstances or otherwise.  The Term Loan Claimholders shall have no duty to advise the ABL Claimholders of information known to them regarding such condition or any such circumstances or otherwise.  In the event any of the ABL Claimholders or any of the Term Loan Claimholders, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party to this Agreement, it shall be under no obligation:

(a)           to make nor shall it be deemed to have made, and the ABL Claimholders and the Term Loan Claimholders, as the case may be, shall not be under any obligation to make nor shall they be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness, or validity of any such information so provided;

(b)           to provide any additional information or to provide any such information on any subsequent occasion;

(c)           to undertake any investigation; or

(d)           to disclose any information, which pursuant to accepted or reasonable commercial practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

9.5           Subrogation.  (a) With respect to any payments or distributions in cash, property, or other assets that any Term Loan Claimholder pays over to ABL Agent under the terms of this Agreement, such Term Loan Claimholders shall be subrogated to the rights of the ABL Claimholders, and (b) with respect to any payments or distributions in cash, property, or other assets that any ABL Claimholder pays over to Term Loan Agent under the terms of this Agreement, such ABL Claimholders shall be subrogated to the rights of the Term Loan Claimholders; provided, that (x) the Term Loan Claimholders shall not assert or enforce any such rights of subrogation they may acquire as a result of any payment hereunder until the Payment in Full of all ABL Debt has occurred, and (y) the ABL Claimholders hereby agree not to assert or enforce any such rights of subrogation they may acquire as a result of any payment hereunder until the Payment in Full of all Term Loan Debt has occurred.

9.6           SUBMISSION TO JURISDICTION; WAIVERS.

(a)           ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY, AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

(i)           ACCEPTS GENERALLY AND UNCONDITIONALLY THE JURISDICTION AND VENUE OF SUCH COURTS;

(ii)           WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(iii)           AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 9.7; AND

(iv)           AGREES THAT SERVICE AS PROVIDED IN CLAUSE (iii) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b)           EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.6(b) AND EXECUTED BY ABL AGENT AND TERM LOAN AGENT), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS HERETO.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

9.7           Notices.  All notices permitted or required under this Agreement shall be sent to Term Loan Agent and ABL Agent, as the case may be.  Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service or electronic mail and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or electronic mail, or 3 Business Days after depositing it in the United States mail with postage prepaid and properly addressed.  For the purposes hereof, the addresses of the parties hereto shall be as may be designated by such party in a written notice to all of the other parties.

9.8           Further Assurances.  ABL Agent and Term Loan Agent each agrees to take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as ABL Agent or Term Loan Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement, all at the expense of Borrowers.  In furtherance of the foregoing, (a) ABL Agent agrees that, if there is a Refinancing of the Term Loan Debt and if the agent or other representative of the holders of the indebtedness that Refinances the Term Loan Debt so requests, it will execute and deliver either an acknowledgement of the joinder of such agent or representative to this Agreement or an agreement with such agent or representative identical to this Agreement (subject to changing names of parties, documents and addresses, as appropriate) in favor of any such agent or representative, and (b) Term Loan Agent agrees that, if there is a Refinancing of the ABL Debt and if the agent or other representative of the holders of the indebtedness that Refinances the ABL Debt so requests, it will execute and deliver either an acknowledgement of the joinder of such agent or representative to this Agreement or an agreement with such agent or representative identical to this Agreement (subject to changing names of parties, documents and addresses, as appropriate) in favor of any such agent or representative.

9.9           APPLICABLE LAW.  THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.  EACH OF THE PARTIES HERETO AGREES THAT THIS AGREEMENT RELATES TO A TRANSACTION COVERING IN THE AGGREGATE NOT LESS THAN $250,000.

9.10           Binding on Successors and Assigns.  This Agreement shall be binding upon ABL Agent, the ABL Claimholders, Term Loan Agent, the Term Loan Claimholders, and their respective successors and assigns.

9.11           Headings.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.12           Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

9.13           No Third Party Beneficiaries.  This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of and bind each of the ABL Claimholders and the Term Loan Claimholders.  In no event shall any Grantor be a third party beneficiary of this Agreement.

9.14           Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the ABL Claimholders, on the one hand, and the Term Loan Claimholders on the other hand.  No Grantor or any other creditor thereof shall have any rights hereunder and no Grantor may rely on the terms hereof.  Nothing in this Agreement shall impair, as between Grantors and the ABL Claimholders, or as between Grantors and the Term Loan Claimholders, the obligations of Grantors to pay principal, interest, fees and other amounts as provided in the ABL Documents and the Term Loan Documents, respectively.  Nothing in this Agreement shall create vary or modify the rights or duties of the ABL Claimholders, inter se, under the ABL Documents or the rights or duties of the Term Loan Claimholders, inter se, under the Term Loan Documents.

9.15           Costs and Attorneys Fees.  In the event it becomes necessary for ABL Agent or Term Loan Agent to commence or become a party to any proceeding or action to enforce the provisions of this Agreement, the court or body before which the same shall be tried shall award to the prevailing party all costs and expenses thereof, including reasonable attorneys fees, the usual and customary and lawfully recoverable court costs, and all other expenses in connection therewith.

9.16           Integration.  This Agreement reflects the entire understanding of the parties with respect to the subject matter hereof and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

SECTION 10.  Term Claimholder Purchase Option

10.1           Upon the occurrence and during the continuation of a Triggering Event, then, in any such case, any one or more of the Term Loan Claimholders (acting in their individual capacity or through one or more affiliates) shall have the right, but not the obligation (each Term Loan Claimholder having a ratable right to make the purchase, with each Term Loan Claimholder’s right to purchase being automatically proportionately increased by the amount not purchased by another Term Loan Claimholder), upon 5 Business Days prior written notice from (or on behalf of) such Term Loan Claimholders (a “Purchase Notice”) to ABL Agent to acquire from the ABL Claimholders all (but not less than all) of the right, title, and interest of the ABL Claimholders in and to the ABL Debt and the ABL Documents.  The Purchase Notice, if given, shall be irrevocable.

10.2           On the date specified by Term Loan Agent or the Term Loan Claimholders in the Purchase Notice (which shall not be more than 5 Business Days after the receipt by ABL Agent of the Purchase Notice), the ABL Claimholders shall sell to the purchasing Term Loan Claimholders and the purchasing Term Loan Claimholders shall purchase from the ABL Claimholders, the ABL Debt.

10.3           On the date of such purchase and sale, the purchasing Term Loan Claimholders shall

(a)           pay to ABL Agent, for the benefit of the ABL Claimholders, as the purchase price therefor, the full amount of all the ABL Debt then outstanding and unpaid, other than (i) indemnification obligations for which no claim or demand for payment has been made at such time, and (ii) ABL Debt cash collateralized in accordance with clause (b) below,

(b)           furnish cash collateral to ABL Agent in such amounts as ABL Agent determines is reasonably necessary to secure ABL Agent and the ABL Claimholders in respect of (A) any issued and outstanding Letters of Credit (but not in any event in an amount greater than 105% of the aggregate undrawn amount of such Letters of Credit) (such cash collateral shall be applied to the reimbursement of any drawing under a Letter of Credit as and when such drawing is paid and fees and expenses related thereto as and when incurred and, if a Letter of Credit expires undrawn, the cash collateral held by ABL Agent in respect of such Letter of Credit shall be remitted to the Term Loan Agent for the benefit of the purchasing Term Loan Claimholders) and (B) Bank Product Obligations (such cash collateral shall be applied to the reimbursement of the Bank Product Obligations as and when such obligations become due and payable and, at such time as all of the Bank Product Obligations are paid in full, the remaining cash collateral held by ABL Agent in respect of Bank Product Obligations shall be remitted to the Term Loan Agent for the benefit of the purchasing Term Loan Claimholders), and (C) any asserted or threatened (in writing, or reasonably foreseeable) claims, demands, actions, suits, proceedings, investigations, liabilities, fines, costs, penalties, or damages that are the subject of the indemnification provisions of the ABL Credit Agreement (such cash collateral shall be applied to the reimbursement of such obligations as and when they become due and payable and, at such time as all of such obligations are paid in full, the remaining cash collateral held by ABL Agent in respect of indemnification obligations shall be remitted to the Term Loan Agent for the benefit of the purchasing Term Loan Claimholders), and

(c)           pay to ABL Agent and the other ABL Claimholders the amount of all expenses to the extent earned or due and payable in accordance with the ABL Documents (including the reimbursement of attorneys' fees, financial examination expenses, and appraisal fees).

10.4           Such purchase price and cash collateral shall be remitted by wire transfer of federal funds to such bank account of ABL Agent as ABL Agent may designate in writing for such purpose to the Persons having delivered the relevant Purchase Notice.  Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by the purchasing Term Loan Claimholders to the bank account designated by ABL Agent are received in such bank account prior to 2:00 p.m., New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by the purchasing Term Loan Claimholders to the bank account designated by ABL Agent are received in such bank account later than 2:00 p.m., New York City time.

10.5           Such purchase shall be effected by the execution and delivery of a customary form of assignment and acceptance agreement and shall be expressly made without representation or warranty of any kind by ABL Agent and the other ABL Claimholders as to the ABL Debt so purchased, or otherwise, and without recourse to ABL Agent or any other ABL Claimholder, except that each ABL Claimholder shall represent and warrant:  (i) that the amount quoted by such ABL Claimholder as its portion of the purchase price represents the amount shown as owing with respect to the claims transferred as reflected on its books and records, (ii) it owns, or has the right to transfer to the purchasing Term Loan Claimholders, the rights being transferred, and (iii) such transfer will be free and clear of Liens.

10.6           In the event that any one or more of the Term Loan Claimholders exercises and consummates the purchase option set forth in this Section 10, (i) ABL Agent shall have the right, but not the obligation, to immediately resign under the ABL Credit Agreement, and (ii) the purchasing Term Loan Claimholders shall have the right, but not the obligation, to require ABL Agent to immediately resign under the ABL Credit Agreement.

10.7           In the event that any one or more of the Term Loan Claimholders exercises and consummates the purchase option set forth in this Section 10, (a) the ABL Claimholders shall retain their indemnification rights under the ABL Credit Agreement for actions or other matters arising on or prior to the date of such purchase (the “ABL Retained Interest”), and (b) each ABL Claimholder shall continue to have all rights and remedies of a lender under the ABL Credit Agreement and the other ABL Documents; provided, that no ABL Claimholder shall have any right to vote on or otherwise consent to any amendment, waiver, departure from, or other modification of any provision of any ABL Document except that the consent of ABL Agent shall be required for (i) those matters that require the agreement of all lenders under the ABL Credit Agreement to reduce interest or principal and (ii) matters in contravention of the provisions and priorities set forth in this Agreement with respect to the ABL Retained Interest.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

WELLS FARGO BANK, N.A., a national banking association, as ABL Agent

By: /s/ SAMANTHA ALEXANDER
Name:  Samantha Alexander
Title:    Director

WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as Term Loan Agent

By: /s/ RENEE KUHL
Name: Renee Kuhl
Title: Vice President

ACKNOWLEDGMENT

Parent and each of Parent’s undersigned Subsidiaries each hereby acknowledge that they have received a copy of the foregoing Intercreditor Agreement (as in effect on the date hereof, the “Initial Intercreditor Agreement”) and agree to recognize all rights granted by the Initial Intercreditor Agreement to the ABL Claimholders and the Term Loan Claimholders, waive the provisions of Section 9-615(a) of the UCC in connection with the application of proceeds of Collateral in accordance with the provisions of the Initial Intercreditor Agreement, agree that they will not do any act or perform any obligation which is not in accordance with the agreements set forth in the Initial Intercreditor Agreement.  Parent and each of Parent’s undersigned Subsidiaries each further acknowledge and agree that they are not an intended beneficiary or third party beneficiary under the Initial Intercreditor Agreement, as amended, restated, supplemented, or otherwise modified hereafter.

ACKNOWLEDGED AS OF THE DATE FIRST WRITTEN ABOVE:

UNIFI, INC., a New York corporation

By: /s/ CHARLES F. MCCOY
Name:  Charles F. McCoy
Title:    Vice President

UNIFI MANUFACTURING, INC.,
a North Carolina corporation

By:   /s/ CHARLES F. MCCOY
Name:  Charles F. McCoy
Title:    Vice President

UNIFI SALES & DISTRIBUTION, INC.,
a North Carolina corporation

By: /s/ CHARLES F. MCCOY
Name:  Charles F. McCoy
Title:    Vice President

SPANCO INTERNATIONAL, INC.,
a North Carolina corporation

By:  /s/ CHARLES F. MCCOY
Name:   Charles F. McCoy
Title:     Vice President

UNIFI EQUIPMENT LEASING, LLC,
a North Carolina limited liability company

By: /s/ CHARLES F. MCCOY
Name:   Charles F. McCoy
Title:     Vice President